                                                                    Exhibit 99.2

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

                                     )
                                     )   Chapter 11
In re                                )
                                     )   Case No. 05-10578 (ALG)
TOWER AUTOMOTIVE, INC., et al.,(1)   )   Jointly Administered
                                     )

                  JOINT PLAN OF TOWER AUTOMOTIVE, INC. AND ITS
           DEBTOR SUBSIDIARIES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

KIRKLAND & ELLIS LLP                    KIRKLAND & ELLIS LLP
Richard M. Cieri (RC-6062)              Anup Sathy P.C. (AS-4915)
Lisa G. Laukitis (LG-9248)              Ross M. Kwasteniet (RK-1653)
Citigroup Center                        AON Center
153 East 53rd Street                    200 East Randolph Drive
New York, New York 10022-4675           Suite 5400
Telephone: (212) 446-4800               Chicago, Illinois 60601
Facsimile: (212) 446-4900               Telephone: (312) 861-2000
                                        Facsimile: (312) 861-2100

Attorneys for the Debtors and Debtors   Attorneys for the Debtors and Debtors in
in Possession                           Possession

Dated: May 1, 2007

----------
(1) The Debtors are the following entities: Tower Automotive, Inc.; Algoods, USA, Inc.; R.J. Tower Corporation; Tower Automotive Bardstown, Inc.; Tower Automotive Bowling Green, LLC; Tower Automotive Chicago, LLC; Tower Automotive Finance, Inc.; Tower Automotive Granite City, LLC; Tower Automotive Granite City Services, LLC; Tower Automotive International, Inc.; Tower Automotive International Holdings, Inc.; Tower Automotive International Yorozu Holdings, Inc.; Tower Automotive Lansing, LLC; Tower Automotive Madison, LLC; Tower Automotive Michigan, LLC; Tower Automotive Milwaukee, LLC; Tower Automotive Plymouth, Inc.; Tower Automotive Products Company, Inc.; Tower Automotive Receivables Company, Inc.; Tower Automotive Services and Technology, LLC; Tower Automotive, s.r.o.; Tower Automotive Technology, Inc.; Tower Automotive Technology Products, Inc.; Tower Automotive Tool, LLC; Tower Services, Inc.; and Trylon Corporation.

                                TABLE OF CONTENTS

                                                                            PAGE
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
ARTICLE I. RULES OF INTERPRETATION, COMPUTATION OF TIME, GOVERNING LAW
   AND DEFINED TERMS ....................................................     1
   A. Rules of Interpretation, Computation of Time and Governing Law ....     1
   B. Defined Terms .....................................................     1

ARTICLE II. ADMINISTRATIVE AND PRIORITY TAX CLAIMS ......................    15
   A. Administrative Claims .............................................    15
   B. DIP Facility Claims ...............................................    16
   C. Priority Tax Claims ...............................................    17

ARTICLE III. CLASSIFICATION AND TREATMENT OF CLASSIFIED CLAIMS AND EQUITY
   INTERESTS ............................................................    17
   A. Summary ...........................................................    17
   B. Classification and Treatment of Claims and Equity Interests .......    17
   C. Intercompany Claims ...............................................    20
   D. Special Provision Governing Unimpaired Claims .....................    21
   E. Special Provisions Regarding Subordinated Securities Claims .......    21
   F. Special Provisions Regarding the Treatment of Allowed Secondary
      Liability Claims ..................................................    21

ARTICLE IV. ACCEPTANCE OR REJECTION OF THE PLAN .........................    21
   A. Voting Classes ....................................................    21
   B. Acceptance by Voting Classes ......................................    21
   C. Presumed Acceptance of Plan .......................................    22
   D. Presumed Rejection of Plan ........................................    22
   E. Non-Consensual Confirmation .......................................    22

ARTICLE V. MEANS FOR IMPLEMENTATION OF THE PLAN .........................    22
   A. Sale of Assets ....................................................    22
   B. Post-Consummation Trust ...........................................    22
   C. Unsecured Creditors Trust .........................................    23
   D. Restructuring Transactions ........................................    23
   E. Substantive Consolidation .........................................    23
   F. Cancellation of Notes and Equity Interests ........................    23
   G. Creation of Retained Professional Escrow Account ..................    24
   H. Retention by Debtors and Post-Consummation Trust of Other
      Actions ...........................................................    24
   I. Corporate Action ..................................................    24
   J. D&O Tail Coverage Policies ........................................    24
   K. ERISA Settlement Agreement ........................................    24
   L. Sources of Cash for Plan Distribution .............................    24
   M. Release of Liens ..................................................    24
   N. Effectuating Documents; Further Transactions; Exemption from
      Certain Transfer Taxes ............................................    25
   O. Modification of Retiree Benefits ..................................    25

ARTICLE VI. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES .......    25
   A. Assumption and Rejection of Executory Contracts and Unexpired
      Leases ............................................................    25
   B. Executory Contracts and Unexpired Leases to Be Rejected ...........    25
   C. Claims Based on Rejection of Executory Contracts or Unexpired
      Leases ............................................................    26
   D. Cure of Defaults for Executory Contracts and Unexpired Leases
      Assumed Pursuant to the Plan ......................................    26
   E. Assumption of D&O Insurance Policies ..............................    26


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
ARTICLE VII. PROVISIONS GOVERNING DISTRIBUTIONS .........................    26
   A. Distributions for Claims Allowed as of the Effective Date .........    26
   B. Delivery and Distributions and Undeliverable or Unclaimed
      Distributions .....................................................    27
   C. Timing and Calculation of Amounts to be Distributed ...............    28
   D. Minimum Distribution ..............................................    28
   E. Setoffs ...........................................................    28
   F. Surrender of Cancelled Instruments or Securities ..................    29

ARTICLE VIII. THE POST-CONSUMMATION TRUST; THE POST-CONSUMMATION TRUST
   PLAN ADMINISTRATOR ...................................................    29
   A. Generally .........................................................    29
   B. Purpose of the Post Consummation Trust ............................    29
   C. Transfer of Assets to the Post-Consummation Trust .................    29
   D. Distribution; Withholding .........................................    30
   E. Insurance .........................................................    30
   F. Post-Consummation Trust Implementation ............................    30
   G. Disputed Claims Reserve ...........................................    30
   H. Termination of the Post-Consummation Trust ........................    30
   I. Termination of the Post-Consummation Trust Plan Administrator .....    31
   J. EXCULPATION; INDEMNIFICATION ......................................    31
   K. Cooperation with Unsecured Creditors Trust ........................    31

ARTICLE IX. THE UNSECURED CREDITORS TRUST; THE UNSECURED TRUST PLAN
   ADMINISTRATOR ........................................................    31
   A. Generally .........................................................    31
   B. Purpose of the Unsecured Creditors Trust ..........................    31
   C. Transfer of Assets to the Unsecured Creditors Trust ...............    32
   D. Distribution; Withholding .........................................    32
   E. Insurance .........................................................    32
   F. Unsecured Creditors Trust Implementation ..........................    32
   G. Disputed Claims Reserve ...........................................    32
   H. Termination of the Unsecured Creditors Trust ......................    33
   I. Termination of the Unsecured Creditors Trust Plan Administrator ...    33
   J. EXCULPATION; INDEMNIFICATION ......................................    33
   K. Cooperation with Post-Consummation Trust ..........................    33

ARTICLE X. PROCEDURES FOR RESOLVING DISPUTED, CONTINGENT AND UNLIQUIDATED
   CLAIMS OR EQUITY INTERESTS ...........................................    33
   A. Resolution of Disputed Claims .....................................    33
   B. Claims Allowance ..................................................    34
   C. Controversy Concerning Impairment .................................    34

ARTICLE XI. SUBSTANTIVE CONSOLIDATION ...................................    34
   A. Consolidation of the Chapter 11 Cases .............................    34
   B. Substantive Consolidation Order ...................................    35
   C. Reservation of Rights .............................................    35

ARTICLE XII. CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE
   PLAN .................................................................    35
   A. Conditions Precedent to Confirmation ..............................    35
   B. Conditions Precedent to Consummation ..............................    36
   C. Waiver of Conditions ..............................................    36
   D. Effect of Non Occurrence of Conditions to Consummation ............    36

ARTICLE XIII. SETTLEMENT, RELEASE, INJUNCTION AND RELATED PROVISIONS ....    37
   A. Compromise and Settlement .........................................    37


                                       ii

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
   B. Releases by the Debtors ...........................................    37
   C. Third Party Release ...............................................    38
   D. Exculpation .......................................................    39
   E. Indemnification ...................................................    39
   F. Preservation of Rights of Action ..................................    40
   G. INJUNCTION ........................................................    40

ARTICLE XIV. RETENTION OF JURISDICTION ..................................    42

ARTICLE XV. MISCELLANEOUS PROVISIONS ....................................    43
   A. Effectuating Documents, Further Transactions and Corporate Action .    43
   B. Dissolution of Committee ..........................................    43
   C. Payment of Statutory Fees .........................................    44
   D. Modification of Plan ..............................................    44
   E. Revocation of Plan ................................................    44
   F. Successors and Assigns ............................................    44
   G. Reservation of Rights .............................................    44
   H. Section 1146 Exemption ............................................    44
   I. Further Assurances ................................................    45
   J. Severability ......................................................    45
   K. Service of Documents ..............................................    46
   L. Filing of Additional Documents ....................................    46

                  JOINT PLAN OF TOWER AUTOMOTIVE, INC. AND ITS
           DEBTOR SUBSIDIARIES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

     Pursuant to title 11 of the United States Code, 11 U.S.C. Sections 101 et seq., Tower Automotive, Inc. and the other Debtors in the above-captioned cases hereby respectfully propose the following joint Chapter 11 plan:

                                   ARTICLE I.

                  RULES OF INTERPRETATION, COMPUTATION OF TIME,
                         GOVERNING LAW AND DEFINED TERMS

A.   Rules of Interpretation, Computation of Time and Governing Law

     1. For purposes herein: (a) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and the neuter gender; (b) any reference herein to a contract, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that the referenced document shall be substantially in that form or substantially on those terms and conditions; (c) any reference herein to an existing document or exhibit having been Filed or to be Filed shall mean that document or exhibit, as it may thereafter be amended, modified or supplemented; (d) unless otherwise specified, all references herein to "Articles" are references to Articles hereof or hereto; (e) the words "herein," "hereof" and "hereto" refer to the Plan in its entirety rather than to a particular portion of the Plan; (f) captions and headings to Articles are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation hereof; (g) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; (h) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be, and (i) the terms of the Plan are not intended to alter the terms of the Purchase Agreement in any way and in the event of any inconsistency between the terms of the Plan and the Purchase Agreement the terms of the Purchase Agreement shall control.

     2. The provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed hereby.

     3. Except to the extent that the Bankruptcy Code or Bankruptcy Rules apply, and subject to the provisions of any contract, instrument, release, indenture or other agreement or document entered into in connection herewith, the rights and obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the state of New York, without giving effect to the principles of conflict of laws thereof.

B.   Defined Terms

     Unless the context otherwise requires, the following terms shall have the following meanings when used in capitalized form herein:

     1. "5.75% Convertible Senior Note Claims" means all Claims derived from or based upon the 5.75% Convertible Senior Notes and the 5.75% Convertible Senior
Note Indenture.

     2. "5.75% Convertible Senior Note Indenture" means that certain indenture between Tower Automotive, Inc., and BNY Midwest Trust Company, as trustee, and HSBC Bank USA, National Association, as successor indenture trustee, dated May 24, 2004.

     3. "5.75% Convertible Senior Notes" means the 5.75% convertible senior notes due May 15, 2024, issued pursuant to the 5.75% Convertible Senior Note Indenture.

     4. "6.75% Trust Convertible Subordinated Debenture" means that certain debenture between Tower Automotive, Inc. and The First National Bank of Chicago, as trustee, and Wells Fargo Bank, N.A., as successor trustee, dated June 9, 1998, pursuant to which Tower Automotive Capital Trust issued the 6.75% Trust Preferred Securities.

     5. "6.75% Trust Convertible Subordinated Debenture Claims" means all Claims derived from or based upon the 6.75% Trust Convertible Subordinated Debenture and the 6.75% Trust Preferred Securities.

     6. "6.75% Trust Preferred Securities" means the $258.8 million of trust preferred securities issued by Tower Automotive Capital Trust.

     7. "9.25% Senior Euro Note Claims" means all Claims derived from or based upon the 9.25% Senior Euro Notes and the 9.25% Senior Euro Note Indenture.

     8. "9.25% Senior Euro Note Indenture" means that certain indenture between R.J. Tower, the guarantors named therein, and the United States Trust Company of New York, as trustee, and Bank of New York, as successor trustee, dated July 25, 2000.

     9. "9.25% Senior Euro Notes" means those 9.25% senior notes due August 1, 2010, issued pursuant to the 9.25% Senior Euro Note Indenture.

     10. "12% Senior Note Claims" means all Claims derived from or based upon the 12% Senior Notes and the 12% Senior Note Indenture.

     11. "12% Senior Note Indenture" means that certain indenture among R.J. Tower, Tower, Inc., the subsidiary guarantors named therein and BNY Midwest Trust Company, as trustee, dated June 13, 2003.

     12. "12% Senior Notes" means those 12% senior notes due June 1, 2013, issued pursuant to the 12% Senior Note Indenture.

     13. "Accrued Professional Compensation" means, at any given moment, all accrued and/or unpaid fees and expenses (including, but not limited to, success fees and Allowed Professional Compensation) for legal, financial advisory, accounting and other services and reimbursement of expenses that are awardable and allowable under sections 328, 330(a) or 331 of the Bankruptcy Code or otherwise rendered prior to the Confirmation Date by all Retained Professionals in the Chapter 11 Cases that the Bankruptcy Court has not denied by a Final Order, to the extent that any such fees and expenses have not been previously paid regardless of whether a fee application has been filed for any such amount. To the extent that the Bankruptcy Court or any higher court denies or reduces by a Final Order any amount of a Retained Professional's fees or expenses, then those reduced or denied amounts shall no longer constitute Accrued Professional Compensation.

     14. "Acquired Assets" shall have the meaning set forth in the Purchase Agreement.

     15. "Administrative Claim" means a Claim for costs and expenses of administration of the Estates under sections 503(b), 507(b) or 1114(e)(2) of the Bankruptcy Code, including, but not limited to: (a) the actual and necessary costs and expenses incurred after the Petition Date of preserving the respective Estates and operating the businesses of the Debtors; (b) Allowed Professional Compensation; and (c) all fees and charges assessed against the Estates under chapter 123 of title 28 United States Code, 28 U.S.C. Sections 1911-1930.

     16. "Affiliate" has the meaning set forth at section 101(2) of the Bankruptcy Code.

     17. "Allowed Professional Compensation" means all Accrued Professional Compensation allowed or awarded by a Final Order of the Bankruptcy Court or any other court of competent jurisdiction.

     18. "Allowed ... Claim" means an Allowed Claim in the particular Class or category specified. Any reference herein to a particular Allowed Claim includes both the secured and unsecured portions of such Claim, as applicable.

     19. "Allowed" means, with respect to any Claim, except as otherwise provided herein: (a) a Claim that has been scheduled by the Debtors in their Schedules as neither disputed, contingent nor unliquidated and for which the claim amount has not been identified as unknown, and as to which Debtors or other party in interest has not Filed an objection by the Claims Objection Bar Date; (b) a Claim that either is not a Disputed Claim or has been allowed by a Final Order; (c) a Claim that is allowed: (i) in any stipulation of amount and nature of Claim executed prior to the Confirmation Date and approved by the Bankruptcy Court; (ii) in any stipulation with Debtors of amount and nature of Claim executed on or after the Confirmation Date and approved by the Bankruptcy Court after notice (including notice to the Purchaser) and a hearing; or (iii) in or pursuant to any contract, instrument, indenture or other agreement entered into or assumed in connection herewith; (d) a Claim relating to a rejected Executory Contract or Unexpired Lease that either (i) is not a Disputed Claim or
(ii) has been allowed by a Final Order, in either case only if a proof of Claim has been Filed by the applicable bar date or has otherwise been deemed timely Filed under applicable law; (e) a Claim that is allowed pursuant to the terms hereof; or (f) a Disputed Claim as to which a proof of claim has been timely filed and as to which no objection has been filed by the Claims Objection Bar Date.

     20. "Assumed Contracts" means those contracts and leases of the Debtors to be assumed and assigned to the Purchaser pursuant to the Purchase Agreement.

     21. "Assumed Liabilities" has the meaning set forth in the Purchase Agreement.

     22. "Auction" has the meaning set forth in the Marketing Protocol.

     23. "Ballots" mean the ballots accompanying the Disclosure Statement upon which Holders of Impaired Claims entitled to vote shall, among other things, indicate their acceptance or rejection of the Plan in accordance with the Plan and the Voting Instructions, and which must be actually received on or before the Voting Deadline.

     24. "Bankruptcy Code" means title I of the Bankruptcy Reform Act of 1978, as set forth in sections 101 et seq. of title 11 of the United States Code, and applicable portions of titles 18 and 28 of the United States Code, in each case, as applicable to the Chapter 11 Cases.

     25. "Bankruptcy Court" means, collectively, the United States Bankruptcy Court for the Southern District of New York, having jurisdiction over the Chapter 11 Cases and, to the extent of the withdrawal of any reference under section 157 of title 28 of the United States Code and/or the General Order of the District Court pursuant to section 151 of title 28 of the United States Code, the United States District Court for the Southern District of New York.

     26. "Bankruptcy Rules" means, collectively, the Federal Rules of Bankruptcy Procedure, as amended from time to time, as applicable to the Chapter 11 Cases, promulgated under 28 U.S.C. Section 2075 and the General, Local and Chambers Rules of the Bankruptcy Court.

     27. "Beneficiaries" means the Holders of Claims that are to be satisfied under the Plan by post-Effective Date distributions to be made by the Trusts, respectively.

     28. "Business Day" means any day, other than a Saturday, Sunday or "legal holiday" (as defined in Bankruptcy Rule 9006(a)).

     29. "Cash" means legal tender of the United States of America or the equivalent thereof, including bank deposits, checks and Cash Equivalents.

     30. "Cash Equivalents" means equivalents of Cash in the form of readily marketable securities or instruments issued by a Person, including, without limitation, readily marketable direct obligations of, or obligations guaranteed by, the United States of America, commercial paper of domestic corporations carrying a Moody's rating of "A" or better, or equivalent rating of any other nationally recognized rating service, or interest bearing certificates of deposit or other similar obligations of domestic banks or other financial institutions having a shareholders' equity or capital of not less than one hundred million dollars ($100,000,000) having maturities of not more than one
(1) year, at the then best generally available rates of interest for like amounts and like periods.

     31. "Causes of Action" means all actions, causes of action, claims, liabilities, obligations, rights, suits, debts, damages, judgments, remedies, demands, setoffs, defenses, recoupments, crossclaims, counterclaims, third-party claims, indemnity claims, contribution claims or any other claims disputed or undisputed, suspected or unsuspected, foreseen or unforeseen, direct or indirect, choate or inchoate, existing or hereafter arising, in law, equity or otherwise, based on whole or in part upon any act or omission or other event occurring prior to the Petition Date or during the course of the Chapter 11 Cases, including through the Effective Date.

     32. "Chapter 5 Claims" means any and all avoidance, recovery, subordination or other actions or remedies that may be brought on behalf of the Debtors or their estates under the Bankruptcy Code or applicable non bankruptcy law, including, without limitation, actions or remedies under sections 510, 542, 543, 544, 545, 547, 548, 549, 550, 551, 552, 553(b) and 724(a) of the Bankruptcy
Code.

     33. "Chapter 11 Cases" means (i) when used with reference to a particular Debtor, the chapter 11 case pending for that Debtor under chapter 11 of the Bankruptcy Code in the Bankruptcy Court and (ii) when used with reference to all Debtors, the procedurally consolidated chapter 11 cases pending for the Debtors in the Bankruptcy Court.

     34. "Claim" means a "claim" (as defined in section 101(a)(5) of the Bankruptcy Code) against a Debtor.

     35. "Claims Objection Bar Date" means, for each Claim, the later of (a) 365 days after the Effective Date, and (b) such other period of limitation as may be specifically fixed by an order of the Bankruptcy Court for objecting to such Claims.

     36. "Class" means a category of Holders of Claims or Equity Interests as set forth in Article III pursuant to section 1122(a) of the Bankruptcy Code.

     37. "Class 6 Recovery" means its Pro Rata share of the proceeds of the Post-Consummation Trust Residual Assets.

     38. "Class 7 General Unsecured Creditor" means each Holder of a General Unsecured Claim against any of the Debtors other than R.J. Tower, and each Holder of a Reclamation Claim.

     39. "Class 7 Recovery" means its Pro Rata share of the proceeds of the Post-Consummation Trust Residual Assets.

     40. "Committee" means the official committee of unsecured creditors of the Debtors appointed by the United States Trustee in the Chapter 11 Cases on February 15, 2005, pursuant to section 1102 of the Bankruptcy Code, comprising the Committee Members and as reconstituted from time to time.

     41. "Committee Members" means the members of the Committee, namely: (i) MST Steel Corporation of Kentucky, (ii) The Bank of New York, as Indenture Trustee,
(iii) HSBC Bank USA, National Association, as Indenture Trustee, (iv) Camulos Capital LP, (v) Comau Pico, (vi) Wells Fargo Bank, National Association, as Indenture Trustee, and (vii) Pension Benefit Guaranty Corporation, and any predecessors of such entities.

     42. "Committee Professionals" means Akin Gump Strauss Hauer & Feld LLP, as legal advisor to the Committee; Houlihan, Lokey, Howard & Zukin, as financial advisor to the Committee; Cervantes, Aguilar-Alvarez y Sainz, S.C. as special Mexican counsel; and Stutman Treister & Glatt, as conflicts counsel.

     43. "Common Equity Interest" means any common Equity Interest in a Debtor that existed immediately prior to the Effective Date, including, but not limited to, all issued, unissued, authorized or outstanding shares of common stock, together with any warrants, options or legal, contractual or equitable rights to purchase or acquire such interests at any time.

     44. "Confirmation" means the entry of the Confirmation Order on the docket of the Chapter 11 Cases, subject to all conditions specified in Article XI.A having been: (a) satisfied; or (b) waived pursuant to Article XI.C.

     45. "Confirmation Date" means the date upon which the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Cases, within the meaning of Bankruptcy Rule 5003 and 9021.

     46. "Confirmation Hearing" means the hearing held by the Bankruptcy Court on confirmation of the Plan pursuant to section 1129 of the Bankruptcy Code, as such hearing may be continued from time to time.

     47. "Confirmation Order" means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

     48. "Consummation" means the occurrence of the Effective Date.

     49. "Creditor" means any Holder of a Claim.

     50. "Debtor" means one of the Debtors, in its individual capacity as a debtor in these Chapter 11 Cases.

     51. "Debtor Release" means the release given by the Debtors to the Debtor Releasees set forth in Article XIII.B.

     52. "Debtor Releasees" means, collectively, (a) all current and former officers, directors and employees of the Debtors and their subsidiaries, (b) all attorneys, financial advisors, accountants, investment bankers, investment advisors, actuaries, professionals, agents (including those jointly retained with the Committee), affiliates and representatives of the Debtors and their subsidiaries and (c) the Third Party Releasees, their respective predecessors and successors in interest, and all of their respective current and former members (including ex officio members), officers, directors, employees, partners, attorneys, financial advisors, accountants, investment bankers, investment advisors, actuaries, professionals, agents, affiliates and representatives.

     53. "Debtors" means, collectively, Tower Automotive, Inc.; Algoods, USA, Inc.; R.J. Tower Corporation; Tower Automotive Bardstown, Inc.; Tower Automotive Bowling Green, LLC; Tower Automotive Chicago, LLC; Tower Automotive Finance, Inc.; Tower Automotive Granite City, LLC; Tower Automotive Granite City Services, LLC; Tower Automotive International, Inc.; Tower Automotive International Holdings, Inc.; Tower Automotive International Yorozu Holdings, Inc.; Tower Automotive Lansing, LLC; Tower Automotive Madison, LLC; Tower Automotive Michigan, LLC; Tower Automotive Milwaukee, LLC; Tower Automotive Plymouth, Inc.; Tower Automotive Products Company, Inc.; Tower Automotive Receivables Company, Inc.; Tower Automotive Services and Technology, LLC; Tower Automotive, s.r.o.; Tower Automotive Technology, Inc.; Tower Automotive Technology Products, Inc.; Tower Automotive Tool, LLC; Tower Services, Inc.; and Trylon Corporation.

     54. "Debtors in Possession" means, collectively, the Debtors, as debtors in possession in these Chapter 11 Cases.

     55. "DIP Agent" means JPMorgan Chase Bank, N.A., in its capacity as agent for the DIP Lenders, and any successor agent therefore appointed pursuant to the DIP Loan Credit Agreement.

     56. "DIP Arranger" means J.P. Morgan Securities Inc., in its capacity as sole lead arranger and sole bookrunner under the DIP Loan Credit Agreement.

     57. "DIP Facility" means that certain $725 million debtor in possession credit facility entered into pursuant to the DIP Loan Credit Agreement and approved by the Bankruptcy Court pursuant to the Final DIP Order comprised of the DIP Revolver and DIP Term Loan.

     58. "DIP Facility Claims" means the total amount outstanding (exclusive of reserves against revolving facilities for outstanding letters of credit) under the DIP Facility as of the Effective Date.

     59. "DIP Lenders" means, collectively, those financial institutions party to the DIP Loan Credit Agreement and all permitted assigns, transferees and successors in interest thereto.

     60. "DIP Loan Credit Agreement" means that certain Revolving Credit, Term Loan and Guaranty Agreement, dated February 2, 2005, among the Debtors, the DIP Lenders, the DIP Arranger and the DIP Agent, as amended, supplemented or modified from time to time.

     61. "DIP Revolver" means that certain $300 million revolving credit facility component of the DIP Facility.

     62. "DIP Term Loan" means that $425 million term loan component of the DIP Facility, used by the Debtors to repay, in full, certain prepetition first-lien indebtedness.

     63. "Disclosure Statement" means the Disclosure Statement for the Debtors' Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code dated May 1, 2007, as amended, supplemented, or modified from time to time, including all exhibits and schedules thereto and referenced therein that relate to the Plan, that is prepared and distributed in accordance with the Bankruptcy Code, Bankruptcy Rules, and any other applicable law.

     64. "Disclosure Statement Order" means an order of the Bankruptcy Court approving the adequacy of the Disclosure Statement.

     65. "Disputed Claim" means, (a) if no proof of Claim has been Filed by the applicable Bar Date or has otherwise been deemed timely Filed under applicable law: (i) a Claim that is listed on a Debtor's Schedules as other than disputed, contingent or unliquidated, but as to which the applicable Debtor or, prior to the Confirmation Date, any other party in interest, has Filed an objection by the Claims Objection Bar Date and such objection has not been withdrawn or denied by a Final Order; or (ii) a Claim that is listed on a Debtor's Schedules as disputed, contingent or unliquidated; or (b) if a proof of Claim or request for payment of an Administrative Claim has been Filed by the applicable Bar Date or has otherwise been deemed timely Filed under applicable law: (i) a Claim for which no corresponding Claim is listed on a Debtor's Schedules; (ii) a Claim for which a corresponding Claim is listed on a Debtor's Schedules as other than disputed, contingent or unliquidated, but the nature or amount of the Claim as asserted in the proof of Claim varies from the nature and amount of such Claim as it is listed on the Schedules; (iii) a Claim for which a corresponding Claim is listed on a Debtor's Schedules as disputed, contingent or unliquidated; (iv) a Claim for which an objection has been Filed by the applicable Debtor or Trust or any other party in interest, by the Claims Objection Bar Date, and such objection has not been withdrawn or denied by a Final Order; or (v) a Tort Claim.

     66. "Disputed Claims Reserve" means a reserve for any distributions to be set aside by the Plan Administrators administering the Trusts on account of Disputed Claims.

     67. "Distribution Agent" means any Entity or Entities chosen by the Post-Consummation Trust or the Unsecured Creditors Trust, respectively, which entities may include, without limitation, Indenture Trustees, to make or to facilitate distributions required by the Plan.

     68. "Distribution Record Date" means the date for determining which Holders of Claims are eligible to receive distributions hereunder, and shall be the Voting Deadline or such other date as designated in an order of the Bankruptcy Court.

     69. "Effective Date" means the day that is the first Business Day after the Confirmation Date on which: (a) no stay of the Confirmation Order is in effect; and (b) all conditions specified in Article XII.B have been (i) satisfied or
(ii) waived pursuant to Article XII.C.

     70. "Entity" means an entity as defined in section 101(15) of the Bankruptcy Code.

     71. "Equity Interest" means any share of common stock, preferred stock or other instrument evidencing an ownership interest in any of the Debtors, whether or not transferable, and any option, warrant or right, contractual or otherwise, to acquire any such interest in a Debtor that existed immediately prior to the Effective Date, including, but not limited to, any Common Equity Interest and any Preferred Equity Interest.

     72. "ERISA Settlement Agreement" means that certain settlement agreement attached as an exhibit to the ERISA Settlement Motion.

     73. "ERISA Settlement Motion" means that certain Motion for an Order Authorizing a Provisional Payment by the Debtors Under Settlement Agreement with ERISA Plaintiffs, filed by the Debtors in the Chapter 11 Cases, located at Bankruptcy Court docket number 1906.

     74. "Estate" means, as to each Debtor, the estate created for the Debtor in its Chapter 11 Case pursuant to section 541 of the Bankruptcy Code.

     75. "Excluded Assets" has the meaning set forth in the Purchase Agreement.

     76. "Exculpated Parties" means: (a) the Debtors; (b) the Post-Consummation Trust; (c) the Unsecured Creditors Trust; (d) the Debtor Releasees, (e) the Purchaser, (f) the Committee, (g) the Committee Members, (h) the Second Lien Agent, (i) the Second Lien Lenders, (j) the Indenture Trustees and (k) all of the officers, directors, employees, members, managed funds, investment advisors, attorneys, actuaries, financial advisors, accountants, investment bankers, agents, professionals and representatives of each of the foregoing Persons and Entities (whether current or former, and in each case in his, her or its capacity as such); provided, however, that all Non-Released Parties shall be excluded.

     77. "Exculpation" means the exculpation provision set forth in Article XIII.D.

     78. "Executory Contract" means a contract to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

     79. "Fee Claim" means a Claim under sections 328, 330(a), 331, 363, 503 or 1103 of the Bankruptcy Code for the compensation of a Professional or other Entity for services rendered or expenses incurred in the Chapter 11 Cases.

     80. "File" or "Filed" means file, filed or filing with the Bankruptcy Court or its authorized designee in these Chapter 11 Cases.

     81. "Final Decree" means the decree contemplated under Bankruptcy Rule
3022.

     82. "Final DIP Order" means that certain Corrected Final Order (I) Authorizing Debtors to Obtain Post-Petition Financing Pursuant to 11 U.S.C. Sections 105, 361, 362, 364(c)(1), 364(c)(2), 364(c)(3), 364(d)(1), and 364(e)
and (B) to Utilize Cash Collateral Pursuant to 11 U.S.C. Section 363, and (II) Granting Adequate Protection to Pre-Petition Secured Parties Pursuant To 11 U.S.C. Sections 361, 362 and 364, entered by the Bankruptcy Court on March 2, 2005, as that order may be amended from time to time.

     83. "Final Order" means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction with respect to the subject matter, as entered on the docket in any Chapter 11 Case or the docket of any court of competent jurisdiction, that has not been reversed, stayed, modified or amended, and as to which the time to appeal, or seek certiorari or move for a new trial, reargument or rehearing has expired and no appeal or petition for certiorari or other proceedings for a new trial, reargument or rehearing has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been timely filed has been withdrawn or resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought or the new trial, reargument or rehearing will have been denied, resulted in no modification of such order or has otherwise been dismissed with prejudice.

     84. "First Lien Lenders" means, collectively, the financial institutions that are First Lien Lenders as such term is defined in the Prepetition Credit Agreement and all permitted assigns, transferees and successors-in-interest thereto.

     85. "First Lien Agent" means Silver Point Capital Fund LP, in its capacity as successor administrative agent to Morgan Stanley Senior Funding, Inc. for the First Lien Lenders under the Prepetition Credit Agreement.

     86. "General Unsecured Claim" means any Claim against any Debtor that is not a/an (a) Administrative Claim, (b) DIP Facility Claim, (c) Priority Tax Claim, (d) Other Priority Claim, (e) Other Secured Claim, (f) Second Lien Claim,
(g) 5.75% Convertible Senior Note Claim, (h) 6.75% Trust Preferred Securities Claim, (i) 9.25% Senior Euro Note Claim, (j) 12% Senior Note Claim, (k) Intercompany Claim, (l) Subordinated Securities Claims or (m) Equity Interest.

     87. "Holder" means a Person or Entity holding an Equity Interest or Claim.

     88. "Impaired" means, with respect to any Class of Claims or Equity Interests, any Claims or Equity Interests that are impaired within the meaning of section 1124 of the Bankruptcy Code.

     89. "Impaired Claim" means a Claim classified in an Impaired Class.

     90. "Impaired Class" means each of Classes 4, 5, 6, 7, 8 and 9, as set forth in Article III.

     91. "Indemnified Parties" means, collectively, the Debtors and each of their respective current and former members, officers, directors, employees, and partners.

     92. "Indenture Trustees" means, collectively, HSBC Bank USA, National Association as successor trustee pursuant to the 5.75% Convertible Senior Note Indenture, Wells Fargo Bank, N.A., as successor trustee pursuant to 6.75% Trust Convertible Subordinated Debenture, Bank of New York, as successor trustee pursuant to the 9.25% Senior Euro Note Indenture, and BNY Midwest Trust Company, as trustee, pursuant to the 12% Senior Note Indenture.

     93. "Industrial Revenue Bonds" means those certain (a) $25,000,000 aggregate principal amount City of Bardstown, Kentucky Taxable Variable Rate Demand Industrial Revenue Bonds, Series 1995 (R.J. Tower Corporation Project) and (b) $20,000,000 aggregate principal amount City of Bardstown, Kentucky Taxable Variable Rate Demand Industrial Revenue Bonds, Series 1994 (R.J. Tower Corporation Project).

     94. "Intercompany Claims" means any and all Claims and Equity Interests of a Debtor against and in another Debtor.

     95. "International Holding Company Debtors" means Tower Automotive International, Inc., and Tower Automotive International Holdings, Inc.

     96. "Interests" has the meaning ascribed to it in the Purchase Agreement.

     97. "IRB Claims" means the Debtors' obligations under the Industrial Revenue Bonds.

     98. "Marketing Protocol" means that certain Marketing Protocol attached as Exhibit A to the Marketing Protocol Order.

     99. "Marketing Protocol Order" means that certain Order: Authorizing Entry into Restructuring Term Sheet with Cerberus Capital Management, L.P. to Acquire Substantially All of the Assets of Tower Automotive; (B) Approving Marketing Protocol; and (C) Approving the Form and Manner of Notices entered by the Bankruptcy Court in the Chapter 11 Cases.

     100. "Net Sale Proceeds" means the Sale Proceeds remaining after (a) funding the Unsecured Creditors Trust Assets and (b) paying any Allowed Claims pursuant to the terms of the Plan on the Effective Date.

     101. "Non-Released Parties" means Holders of Claims in Voting Classes voting to reject the Plan and those Persons listed in the Plan Supplement.

     102. "Ordinary Course Professionals Order" means that certain Order Authorizing the Debtors to Employ and Compensate Certain Professionals Utilized in the Ordinary Course of the Debtors' Businesses, entered by the Bankruptcy Court on March 16, 2005.

     103. "Other Actions" means any and all Causes of Action that are not Chapter 5 Claims and that are Excluded Assets.

     104. "Other Administrative Claims" means any and all Administrative Claims that are not a Working Capital Administrative Claim.

     105. "Other Priority Claim" means any and all Claims accorded priority in right of payment under section 507(a) of the Bankruptcy Code, other than a Priority Tax Claim, Other Administrative Claim or Working Capital Administrative Claim.

     106. "Other Secured Claim" means the IRB Claims and any and all Secured Claims against the Debtors not specifically described herein, provided, however, that Other Secured Claims shall not include the DIP Facility Claims or Second Lien Claims.

     107. "Person" means a person as defined in section 101(41) of the Bankruptcy Code.

     108. "Petition Date" means February 2, 2005, the date on which the Debtors commenced the Chapter 11 Cases.

     109. "Plan" means this joint plan of reorganization under chapter 11 of the Bankruptcy Code, either in present form or as it may be altered, amended, modified or supplemented from time to time in accordance with the Bankruptcy Code, the Bankruptcy Rules or herewith, as the case may be, and the Plan Supplement, which is incorporated herein by reference.

     110. "Plan Administrators" means the Post-Consummation Trust Plan Administrator and the Unsecured Creditors Trust Plan Administrator.

     111. "Plan Objection Deadline" means July 6, 2007, at 4:00 p.m. (EST).

     112. "Plan Supplement" means the compilation of documents and forms of documents, schedules and exhibits to be filed no later than July 2, 2007, as it may thereafter be altered, amended, modified or supplemented from time to time in accordance with the terms hereof and in accordance with the Bankruptcy Code and the Bankruptcy Rules, comprising, without limitation, the following documents: (a) the Post-Consummation Trust Agreement; (b) a list of the Other Actions; (c) the Unsecured Creditors Trust Agreement; (d) the list of the Plan Administrators; (e) the then-current Purchase Agreement, including schedules thereto; and (f) the list of Retained Contracts, if any.

     113. "Post-Consummation Indemnity Account" means a segregated account to be established by the Post-Consummation Trust, containing the Post-Consummation Indemnity Account Assets.

     114. "Post-Consummation Indemnity Account Assets" means $2 million payable by Purchaser pursuant to Section 2.1(a)(x) of the Purchase Agreement.

     115. "Post-Consummation Trust" means that certain trust to be created on the Effective Date in accordance with the provisions of Article VIII and the Post-Consummation Trust Agreement.

     116. "Post-Consummation Trust Agreement" means that certain trust agreement, in form and substance satisfactory to the Debtors and the Committee, that, among other things, (a) establishes and governs the Post-Consummation Trust, and (b) describes the powers, duties and responsibilities of the Post-Consummation Trust Plan Administrator and the liquidation and distribution of proceeds of the Post-Consummation Trust Assets.

     117. "Post-Consummation Trust Assets" means all assets held from time to time by the Post-Consummation Trust, including, but not limited to, the Remaining Assets, which include, but are not limited to, (i) Excluded Assets,
(ii) Other Actions, (iii) Post-Consummation Trust Priority Account Assets, (iv) Post-Consummation Indemnity Account Assets, (v) the Retained Professionals Escrow Account, and (vi) the Net Sale Proceeds, provided, however, that the Post-Consummation Trust Assets shall not include any Acquired Assets or the Unsecured Creditors Trust Assets, including, without limitation, the Residual Chapter 5 Claims.

     118. "Post-Consummation Trust Budget" means the budget, in form and substance satisfactory to the Debtors after consultation with the Committee, for Wind-Down Expenses projected to be paid by the Post-Consummation Trust (including, without limitation, Administrative Claims, Other Secured Claims and Priority Claims under the Plan), which budget will be an exhibit to the Post-Consummation Trust Agreement.

     119. "Post-Consummation Trust Excluded Assets" means any Assets that are Excluded Assets but which are not Unsecured Creditors Trust Assets, which may be identified by the Debtors, in consultation with the Committee, at any time before the Effective Date, to be excluded from the Post-Consummation Trust Assets.

     120. "Post-Consummation Trust Plan Administrator" means the Person designated by the Debtors, in consultation with the Committee, identified in the Plan Supplement, and retained as of the Effective Date as the employee or fiduciary responsible for implementing the applicable provisions of the Plan and administering the Post-Consummation Trust in accordance with the Plan and the Post-Consummation Trust Agreement, and any successor appointed in accordance with the Post-Consummation Trust Agreement. As appropriate, references to the Post-Consummation Trust Plan Administrator shall include any Distribution Agent appointed by the Post-Consummation Trust Plan Administrator.

     121. "Post-Consummation Trust Priority Account" means a segregated account to be established by the Post-Consummation Trust, to be administered by the Post-Consummation Trust Plan Administrator, containing the Post-Consummation Trust Priority Account Assets.

     122. "Post-Consummation Trust Priority Account Assets" means up to $70 million subject to the terms of the Purchase Agreement, payable by Purchaser pursuant to, and in accordance with the terms of the Purchase Agreement.

     123. "Post-Consummation Trust Residual Assets" means all Post-Consummation Trust Assets remaining after all Post-Consummation Trust Senior Claims have been paid in full.

     124. "Post-Consummation Trust Senior Claims" means, collectively, any and all (a) Other Administrative Claims, (b) Priority Tax Claims, (c) Other Priority Claims, (d) Other Secured Claims and (e) Allowed Professional Compensation.

     125. "Preferred Equity Interest" means any preferred Equity Interest in a Debtor that existed immediately prior to the Effective Date, including, but not limited to, all issued, unissued, authorized or outstanding shares of preferred stock, together with any warrants, options or legal, contractual or equitable rights to purchase or acquire such interests.

     126. "Prepetition Credit Agreement" means that certain Credit Agreement, dated as of May 24, 2004 (as amended, supplemented or otherwise modified), among R.J. Tower, the lenders party thereto and the letter of credit issuing bank(s) named therein, and all exhibits, schedules and related agreements, documents and instruments, including, without limitation, (i) that certain Intercreditor Agreement, dated as of May 24, 2004, among R.J. Tower Corporation, Tower Automotive, Inc., Morgan Stanley Senior Funding, Inc. and Standard Federal Bank and (ii) that certain Intercompany Subordination Agreement, dated as of May 24, 2004, among the Subordinated Creditors (as defined therein), any other signatories thereto, R.J. Tower Corporation and Morgan Stanley Senior Funding, Inc. as administrative agent (each as amended, supplemented and otherwise modified).

     127. "Priority Tax Claim" means any and all Claims of a governmental unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.

     128. "Pro Rata" means the proportion that an Allowed Claim in a particular Class bears to the aggregate amount of Allowed Claims in that Class, or the proportion that Allowed Claims in a particular Class bears to the aggregate amount of Allowed Claims in other Classes entitled to share in the same recovery under the Plan.

     129. "Purchase Agreement" means that certain Asset Purchase Agreement by and among Tower, Inc. and its Debtor affiliates signatories thereto, and TAC Acquisition, dated May 1, 2007, attached as Exhibit E to the Disclosure Statement, or such other agreement as may be entered into between the Debtors and the Successful Bidder and.

     130. "Purchaser" means TAC Acquisition Company, LLC or such other Entity, or Entities designated by Cerberus Capital Management, L.P., or such other Entity or Entities as may be designated the Successful Bidder or Successful Bidders at the conclusion of the Auction.

     131. "Reclamation Claim" shall mean any claim asserted against any of the Debtors purporting to be entitled to priority status pursuant to section 546(c) of the Bankruptcy, whether filed, demanded or stipulated in these Chapter 11 Cases.

     132. "Releasing Parties" means the DIP Agent, DIP Arranger, DIP Lenders, First Lien Agent, First Lien Lenders, Second Lien Agent, Second Lien Lenders, Committee, Committee Members, and Holders of Claims in Voting Classes who do not vote to reject the Plan, and, to the fullest extent permissible under applicable law, as such may be extended or interpreted subsequent to the Effective Date, Holders of Claims in Voting Classes who reject the Plan (and each of the foregoing being in its individual capacity as such). The Releasing Parties do not include the Non-Released Parties.

     133. "Remaining Assets" means all Assets that are Excluded Assets but which are not Unsecured Creditors Trust Assets or Post-Consummation Trust Excluded Assets, and that have not been divested or abandoned by the Debtors as of the Effective Date.

     134. "Residual Chapter 5 Claims" means all Chapter 5 Claims that are identified on Schedule 1.1(a)(ii) to the Purchase Agreement.

     135. "Restructuring Transactions" means, collectively, those mergers, consolidations, restructurings, dispositions, liquidations or dissolutions that may be required by Section 5.11 of the Purchase Agreement, or that the Debtors and the Post-Consummation Trust Plan Administrator determine to be necessary or appropriate to effectuate the purpose of the Plan.

     136. "Retained Contracts" means those executory contracts and/or unexpired leases of the Debtors, if any, that will be assumed and assigned to the Post-Consummation Trust, which Retained Contracts shall be set forth in the Plan Supplement.

     137. "Retained Professional" means a Person or Entity: (a) employed in these Chapter 11 Cases pursuant to a Final Order in accordance with sections 327 and 1103 of the Bankruptcy Code and to be compensated for services rendered prior to the Effective Date, pursuant to sections 327, 328, 329, 330 and 331 of the Bankruptcy Code; or (b) for which compensation and reimbursement has been allowed by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code.

     138. "Retained Professionals Escrow Account" means a segregated account funded and maintained by the Post-Consummation Trust in the amount of the Accrued Professional Compensation, commencing on the Effective Date, solely for the purpose of paying the Allowed Professional Compensation.

     139. "R.J. Tower" means R.J. Tower Corporation, a Debtor, organized as a Michigan corporation.

     140. "R.J. Tower Bondholder Claims" means the 12% Senior Note Claims and the 9.25% Senior Euro Note Claims.

     141. "R.J. Tower Bondholder Primary Recovery" means (a) 100% of the Unsecured Creditors Trust International Attributed Value, and (b) a Pro Rata share of the Unsecured Creditors Trust R.J. Tower Attributed Value.

     142. "R.J. Tower Bondholder Secondary Recovery" means a Pro Rata share of the Post-Consummation Trust Residual Assets.

     143. "R.J. Tower General Unsecured Claim Primary Recovery" means a Pro Rata share of the Unsecured Creditors Trust R.J. Tower Attributed Value.

     144. "R.J. Tower General Unsecured Claim Secondary Recovery" means a Pro Rata share of the Post-Consummation Trust Residual Assets.

     145. "Sale Order" means that certain order of the Bankruptcy Court, substantially in the form and substance of that attached to the Purchase Agreement, approving the Sale Transaction to the Purchaser.

     146. "Sale Proceeds" means all proceeds of the Sale Transaction.

     147. "Sale Transaction" means that certain transaction between the Debtor and the Purchaser as set forth in the Purchase Agreement.

     148. "Schedules" mean the schedules of assets and liabilities, schedules of Executory Contracts and statements of financial affairs Filed by the Debtors pursuant to section 521 of the Bankruptcy Code and the Official Bankruptcy Forms, as the same may have been amended, modified or supplemented from time to time.

     149. "Second 1114 Motion" means that certain Motion to Further Modify Retiree Benefits Pursuant to 11 U.S.C. Section 1114, to the extent filed by the Debtors in these Chapter 11 Cases.

     150. "Second Lien Agent" means Silver Point Capital Fund LP, in its capacity as successor administrative agent to Morgan Stanley Senior Funding, Inc., for the Second Lien Lenders under the Prepetition Credit Agreement.

     151. "Second Lien Agent's Fees" means the reasonable fees and expenses of the Second Lien Agent, including the Second Lien Professionals' Fees.

     152. "Second Lien Claim" means any Claim arising from or based upon the Second Lien Obligations.

     153. "Second Lien Collateral Account" means any bank account containing Cash which collateralizes the Second Lien Facility, including the Second Lien Deposit Account (as such term is defined in the Prepetition Credit Agreement).

     154. "Second Lien Documents" means (i) the Prepetition Credit Agreement;
(ii) that certain Second Lien Pledge and Security Agreement, entered into pursuant to the Prepetition Credit Agreement, dated as of May 24, 2004, by and among R.J. Tower as borrower, certain guarantors, various lenders and Morgan Stanley Senior Funding, Inc., as amended, supplemented or otherwise modified from time to time and all exhibits, schedules, instruments, security agreements, mortgages, guaranties, intercreditor agreements and other documents executed in connection therewith; (iii) that certain Subsidiary Guaranty among each Restricted Subsidiary (as defined therein) and any other signatories thereto, Tower Automotive, Inc. and Morgan Stanley Senior Funding, Inc. as administrative agent, dated May 24, 2004 (as amended supplemented or modified); and (iv) that certain Second Lien Patent Security Agreement, Trademark Security Agreement, Second Lien Foreign Pledge Security Agreement, Second Lien Deposit Account Agreement and Second Lien Cash Collateral Account Agreement, each dated May 24, 2004 and each as amended, supplemented and otherwise modified.

     155. "Second Lien Facility" means that certain $155 million synthetic letter of credit facility governed by the Second Lien Documents.

     156. "Second Lien Lenders" means, collectively, the financial institutions party to the Second Lien Facility, and all permitted assigns, transferees and successors in interest thereto.

     157. "Second Lien Obligations" means all obligations, liabilities and indebtedness of every nature of each of the Debtors arising under or in connection with the Second Lien Facility or any of the other Second Lien Documents, including the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees (including success fees), costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable, including, without limitation, all interest, fees, costs and expenses accrued or incurred after the Petition Date.

     158. "Second Lien Professionals' Fees" means the fees and expenses of Milbank, Tweed, Hadley & McCloy LLP, as legal advisor to the Second Lien Agent, and Perella Weinberg Partners, LP, if Allowed.

     159. "Secondary Liability Claim" means a Claim that arises from a Debtor being liable as a guarantor of, or otherwise being jointly, severally or secondarily liable for, any contractual, tort or other obligation of another Debtor, including any Claim based on: (a) guaranties of collection, payment or performance; (b) indemnity bonds, obligations to indemnify or obligations to hold harmless; (c) performance bonds; (d) contingent liabilities arising out of contractual obligations or out of undertakings (including any assignment or other transfer) with respect to leases, operating agreements or other similar obligations made or given by a Debtor relating to the obligations or performance of another Debtor; (e) vicarious liability; (f) liabilities arising out of piercing the corporate veil, alter ego liability or similar legal theories; or
(g) any other joint or several liability that any Debtor may have in respect of any obligation that is the basis of a Claim.

     160. "Secured Claims" means: (a) Claims that are secured by a lien on property in which the Estates have an interest, which liens are valid, perfected and enforceable under applicable law or by reason of a Final Order, or that are subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Creditor's interest in the Estates' interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to sections 506(a) and, if applicable, 1129(b) of the Bankruptcy Code; and (b) Claims which are Allowed under the Plan as a Secured Claim.

     161. "Subordinated Securities Claims" means Claims of the type described in, and subject to subordination under, section 510(b) of the Bankruptcy Code, including any and all Claims whatsoever, whether known or unknown, foreseen or unforeseen, suspected or unsuspected, currently existing or hereafter arising, arising from rescission of a purchase or sale of a security of the Debtors or an affiliate of the Debtors, for damages arising from the purchase, sale or holding of such securities, or for reimbursement, indemnification or contribution allowed under section 502 of the Bankruptcy Code on account of such a Claim.

     162. "Substantive Consolidation Order" means that order of the Bankruptcy Court approving the substantive consolidation provided herein, which order may be included in the Confirmation Order.

     163. "Substantively Consolidated Debtors" means each of Algoods, USA, Inc.; Tower Automotive Bardstown, Inc.; Tower Automotive Bowling Green, LLC; Tower Automotive Chicago, LLC; Tower Automotive Finance, Inc.; Tower Automotive Granite City, LLC; Tower Automotive Granite City Services, LLC; Tower Automotive International Yorozu Holdings, Inc.; Tower Automotive Lansing, LLC; Tower Automotive Madison, LLC; Tower Automotive Michigan, LLC; Tower Automotive Milwaukee, LLC; Tower Automotive Plymouth, Inc.; Tower Automotive Products Company, Inc.; Tower Automotive Receivables Company, Inc.; Tower Automotive Services and Technology, LLC; Tower Automotive, s.r.o.; Tower Automotive Technology, Inc.; Tower Automotive Technology Products, Inc.; Tower Automotive Tool, LLC; Tower Services, Inc.; and Trylon Corporation.

     164. "Successful Bidder" has the meaning set forth in the Marketing
Protocol.

     165. "Third Party Release" means the release set forth in Article XIII.C.

     166. "Third Party Releasees" means, collectively, the DIP Agent, DIP Arranger, DIP Lenders, First Lien Agent, First Lien Lenders, Second Lien Agent, Second Lien Lenders, Purchaser, Indenture Trustees, Committee, Committee Members, Committee Professionals, and each of their respective current and former members (including ex officio members), officers, directors, managed funds, investment advisors, agents, financial advisors, attorneys, employees, partners, Affiliates and representatives (each of the foregoing in its individual capacity as such).

     167. "Tort Claim" means any Claim that has not been settled, compromised or otherwise resolved that: (a) arises out of allegations of personal injury, wrongful death, property damage, products liability or similar legal theories of recovery; or (b) arises under any federal, state or local statute, rule, regulation or ordinance governing, regulating or relating to protection of human health, safety or the environment.

     168. "Tower, Inc." means Tower Automotive Inc., a Debtor, organized as a Michigan corporation.

     169. "Tower Automotive Capital Trust" means that certain Delaware business trust which (a) issued common securities to Tower, Inc., (b) issued the Trust Preferred Securities, and (c) is the Holder of the 6.75% Trust Convertible Subordinated Debenture.

     170. "Trust Related Claims" means all Claims derived from or based upon (a) the 6.75% Trust Convertible Subordinated Debenture, and (b) the 6.75% Trust Preferred Securities.

     171. "Trusts" means, collectively, the Post-Consummation Trust and the Unsecured Creditors Trust.

     172. "Unexpired Lease" means a lease of non-residential real property to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

     173. "Unimpaired Claims" means Claims in an Unimpaired Class.

     174. "Unimpaired Class" means an unimpaired Class within the meaning of section 1124 of the Bankruptcy Code.

     175. "Unsecured Creditors Trust" means that certain trust to be created on the Effective Date in accordance with the provisions of the Unsecured Creditors Trust Agreement.

     176. "Unsecured Creditors Trust Agreement" means that certain trust agreement, in form and substance satisfactory to the Committee, that, among other things, (a) establishes and governs the Unsecured Creditors Trust, (b) describes the power, duties and responsibilities of the Unsecured Creditors Trust Plan Administrator and (c) the liquidation and distribution of proceeds of
Article IX and the Unsecured Creditors Trust Assets.

     177. "Unsecured Creditors Trust Assets" means (i) the $10 million Unsecureds Claim Payment and the $2 million Unsecureds Funds Payment, each as defined in the Purchase Agreement, that are transferred to the

Unsecured Creditor Trust by the Purchaser pursuant to the Purchase Agreement and
(ii) the Residual Chapter 5 Claims.

     178. "Unsecured Creditors Trust International Attributed Value" means 73% of the Unsecured Creditors Trust Assets.

     179. "Unsecured Creditors Trust Plan Administrator" means the Person designated by the Committee, identified in the Plan Supplement, and retained as of the Effective Date, as the employee or fiduciary responsible for implementing the applicable provisions of the Plan and administering the Unsecured Creditors Trust in accordance with the Plan and the Unsecured Creditors Agreement, and any successor appointed in accordance with the Unsecured Creditors Trust Agreement. As appropriate, references to the Unsecured Creditors Trust Plan Administrator shall include any Distribution Agent appointed by the Unsecured Creditors Trust Plan Administrator.

     180. "Unsecured Creditors Trust R.J. Tower Attributed Value" means 27% of the Unsecured Creditors Trust Assets.

     181. "Voting Agent" means Bankruptcy Services, LLC., in its capacity as notice, claims and balloting agent for the Debtors, pursuant to that certain Final Order Pursuant to 28 U.S.C. Section 156(c) and Rules 2002 and 2014(a) of the Federal Rules of Bankruptcy Procedure Authorizing and Approving the Retention of Bankruptcy Services, LLC as Notice, Claims and Balloting Agent to the Debtors and Debtors in Possession, entered by the Bankruptcy Court on February 8, 2005.

     182. "Voting Classes" means Classes 4, 5, 6 and 7.

     183. "Voting Deadline" means July 6, 2007, which is the date by which all Ballots must be received by the Voting Agent in accordance with the Disclosure Statement Order.

     184. "Voting Instructions" means the instructions for voting on the Plan that are attached to the Ballots.

     185. "Working Capital Administrative Claim" means a "Working Capital Obligation" as defined in the Purchase Agreement.

     186. "Wind-Down Expenses" means the costs and expenses necessary to administer and perform the contemplated functions of the Post-Consummation Trust in accordance with the Post-Consummation Trust Budget.

                                   ARTICLE II.

                     ADMINISTRATIVE AND PRIORITY TAX CLAIMS

A.   Administrative Claims

     Subject to the provisions of sections 328, 330(a) and 331 of the Bankruptcy Code, each Holder of an Allowed Working Capital Administrative Claim will be paid the full unpaid amount of such Claim in Cash by the Purchaser in the ordinary course of business.

     Subject to the provisions of sections 328, 330(a) and 331 of the Bankruptcy Code, each Holder of an Allowed Other Administrative Claim will be paid the full unpaid amount of such Claim in Cash by the Post-Consummation Trust Plan Administrator, out of the Post-Consummation Trust Priority Account (unless otherwise provided in the Plan), (a) on or as soon as practicable after the Effective Date; (b) or if such Claim is Allowed after the Effective Date, on or as soon as practicable after the date such Claim is Allowed; or (c) upon such other terms as may be agreed upon by such Holder and the Post-Consummation Trust Plan Administrator, or otherwise upon an order of the Bankruptcy Court. If the Post-Consummation Trust Priority Account is not sufficient to provide for the payment in full of all Allowed Other Administrative Claims, the Post-Consummation Trust Plan Administrator shall utilize the other assets (or proceeds thereof) of the Post-Consummation Trust (other than assets held in segregated accounts), to the extent necessary, to pay such Allowed Other Administrative Claims in full.

     Bar Date for Administrative Claims

     Except as otherwise provided in this Article II.A, unless previously Filed, requests for payment of Other Administrative Claims must be Filed and served on the Post-Consummation Trust Plan Administrator and the Purchaser, pursuant to the procedures specified in the Confirmation Order and the notice of entry of the Confirmation Order, no later than 60 days after the Effective Date. Holders of Other Administrative Claims that are required to File and serve a request for payment of such Other Administrative Claims and that do not File and serve such a request by the applicable bar date will be forever barred from asserting such Other Administrative Claims against the Debtors, the Post-Consummation Trust or Unsecured Creditors Trust, or their respective property, and such Other Administrative Claims will be deemed discharged as of the Effective Date. Objections to such requests must be Filed and served on the Post-Consummation Trust Plan Administrator, the Purchaser and the requesting party by the later of
(a) 180 days after the Effective Date and (b) 90 days after the Filing of the applicable request for payment of Administrative Claims.

     1. Professional Compensation

     Retained Professionals or other Entities asserting a Fee Claim for services rendered before the Confirmation Date must File and serve on the Post-Consummation Trust and such other Entities who are designated by the Bankruptcy Rules, the Confirmation Order, or other order of the Bankruptcy Court an application for final allowance of such Fee Claim no later than 45 days after the Effective Date; provided that any professional who may receive compensation or reimbursement of expenses pursuant to the Ordinary Course Professionals Order may continue to receive such compensation and reimbursement of expenses for services rendered before the Effective Date, without further Bankruptcy Court review or approval, pursuant to the Ordinary Course Professionals Order. Objections to any Fee Claim must be Filed and served on the Post-Consummation Trust Plan Administrator and the requesting party by the later of (i) 75 days after the Effective Date and (ii) 30 days after the Filing of the applicable request for payment of the Fee Claim. To the extent necessary, the Confirmation Order will amend and supersede any previously entered order of the Bankruptcy Court regarding the payment of Fee Claims. Each Holder of an Allowed Fee Claim shall be paid by the Post-Consummation Trust Plan Administrator from the Retained Professional Escrow Account.

     The Indenture Trustees may submit detailed invoices to the Debtors or the Trusts, as applicable, for all fees and expenses for which the Indenture Trustees seek reimbursement without the need for further Bankruptcy Court approval. The Debtors or the Trusts, as applicable, upon review of such invoices, may pay those amounts that the Debtors or the Trusts, as applicable, in their sole discretion, deem reasonable, and shall object in writing to those fees and expenses, if any, that the Debtors or the Trusts, as applicable, deem to be unreasonable. In the event that the Debtors or the Trusts, as applicable, object to all or any portion of an Indenture Trustee's invoice, the Debtors or the Trusts, as applicable, and such Indenture Trustee will endeavor, in good faith, to reach mutual agreement on the amount of such disputed fees and/or expenses. In the event that the Debtors or the Trusts, as applicable, and an Indenture Trustee are unable to resolve any differences regarding disputed fees or expenses, either party shall be authorized to move to have such dispute heard by the Bankruptcy Court.

     2. Ordinary Course Liabilities

     Holders of Working Capital Administrative Claims based on liabilities incurred by a Debtor in the ordinary course of its business will not be required to File or serve any request for payment of such Working Capital Administrative Claims.

B.   DIP Facility Claims

     Subject to the provisions of sections 328, 330(a), 331 and 506(b) of the Bankruptcy Code, and pursuant to the terms of the Final DIP Order, the Allowed DIP Facility Claims will be paid in full in Cash on the Effective Date.

C.   Priority Tax Claims

     On the later of the Effective Date or the date on which a Priority Tax Claim becomes an Allowed Priority Tax Claim, or, in each such case, as soon as practicable thereafter, each Holder of an Allowed Priority Tax Claim due and payable on or prior to the Effective Date will receive on account of such Claim, Cash in an amount equal to the amount of such Allowed Priority Tax Claim, which amounts shall be payable by the Post-Consummation Trust out of the Post-Consummation Trust Priority Account. If the Post-Consummation Trust Priority Account is not sufficient to provide for the payment in full of all Allowed Priority Tax Claims, the Post-Consummation Trust Plan Administrator shall utilize the other assets (or proceeds thereof) of the Post-Consummation Trust (other than assets held in segregated accounts), to the extent necessary, to pay such Allowed Priority Tax Claims in full.

                                  ARTICLE III.

                          CLASSIFICATION AND TREATMENT
                    OF CLASSIFIED CLAIMS AND EQUITY INTERESTS

A.   Summary

     1. The categories of Claims and Equity Interests listed below classify Claims and Equity Interests for all purposes, including voting, confirmation and distribution pursuant hereto and pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code. The Plan deems a Claim or Equity Interest to be classified in a particular Class only to the extent that the Claim or Equity Interest qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Equity Interest qualifies within the description of such different Class. A Claim or Equity Interest is in a particular Class only to the extent that any such Claim or Equity Interest is Allowed in that Class and has not been paid or otherwise settled prior to the Effective Date.

     2. Summary of Classification and Treatment of Classified Claims and Equity Interests

CLASS                   CLAIM                    STATUS       VOTING RIGHTS
-----   ------------------------------------   ----------   ----------------
  1     Other Priority Claims                  Unimpaired   Deemed to Accept
  2     Other Secured Claims                   Unimpaired   Deemed to Accept
  3     Second Lien Claims                     Unimpaired   Deemed to Accept
  4     R.J. Tower Bondholder Claims           Impaired     Entitled to Vote
  5     R.J. Tower General Unsecured Claims    Impaired     Entitled to Vote
  6     5.75% Convertible Senior Note Claims   Impaired     Entitled to Vote
  7     Other General Unsecured Claims         Impaired     Entitled to Vote
  8     Trust Related Claims                   Impaired     Deemed to Reject
  9     Common Equity Interests                Impaired     Deemed to Reject

B.   Classification and Treatment of Claims and Equity Interests

     1. Class 1--Other Priority Claims.

          (a) Classification: Class 1 consists of the Other Priority Claims against the Debtors.

          (b) Treatment: The legal, equitable and contractual rights of the Holders of Allowed Class 1 Claims are unaltered by the Plan. Unless otherwise agreed to by the Holders of the Allowed Class 1 Other Priority Claim and the Debtors, each Holder of an Allowed Class 1 Claim shall receive, in full and final satisfaction of such Allowed Class 1 Claim, payment of the Allowed Class 1 Claim in full in Cash on the Effective Date or as soon as practicable thereafter from the Post-Consummation Trust Priority Account. If the Post-Consummation Trust Priority Account is not sufficient to provide for the payment in full of all Allowed Other Priority Claims, the Post-Consummation Trust Plan Administrator shall utilize the other assets (or proceeds thereof) of the Post-Consummation Trust (other than assets held in segregated accounts), to the extent necessary, to pay such Allowed Other Priority Claims in full.

          (c) Voting: Class 1 is an Unimpaired Class, and the Holders of Class 1 Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Class 1 Claims are not entitled to vote to accept or reject the Plan; provided, however, that all Class 1 Claims shall be subject to Allowance under the provisions of the Plan, including, but not limited to Article X.

     2. Class 2--Other Secured Claims.

          (a) Classification: Class 2 consists of the Other Secured Claims against the Debtors.

          (b) Treatment: Each Holder of an Allowed Class 2 Claim shall receive, in full and final satisfaction of such Allowed Class 2 Claim, payment in full in Cash of any such Allowed Other Secured Claim on the Effective Date or as soon practicable thereafter from the Post-Consummation Trust Priority Account. If the Post-Consummation Trust Priority Account is not sufficient to provide for the payment in full of all Allowed Other Secured Claims, the Post-Consummation Trust Plan Administrator shall utilize the other assets (or proceeds thereof) of the Post-Consummation Trust (other than assets held in segregated accounts), to the extent necessary, to pay such Allowed Other Secured Claims in full.

          (c) Voting: Class 2 is an Unimpaired Class, and the Holders of Class 2 Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Class 2 Claims are not entitled to vote to accept or reject the Plan; provided, however, that all Class 2 Claims shall be subject to Allowance under the provisions of the Plan, including, but not limited to, Article X.

     3. Class 3--Second Lien Claims

          (a) Classification: Class 3 consists of the Holders of Second Lien Claims against the Debtors.

          (b) Allowance: Subject to review and verification by the Debtors and the Purchaser, the Second Lien Claims shall be allowed in the full amount set forth in that certain payoff letter to be circulated by the Second Lien Agent pursuant to the Purchase Agreement, without defense, offset, counterclaim or reduction.

          (c) Treatment: On or as soon as practicable after the Effective Date, all remaining Cash in the Second Lien Collateral Account shall be returned to the Second Lien Agent for the Pro Rata benefit of the Second Lien Lenders, and the Second Lien Facility shall be terminated. Each Holder of an Allowed Class 3 Claim shall receive, in full and final satisfaction of each such Allowed Class 3 Claim, payment in full in Cash from the Purchaser, pursuant to the terms of the Purchase Agreement, of each such Allowed Class 3 Claim on the Effective Date or as soon as practicable thereafter.

          (d) Voting: Class 3 is an Unimpaired Class, and the Holders of Class 3 Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Class 3 Claims are not entitled to vote to accept or reject the Plan.

     4. Class 4--R.J. Tower Bondholder Claims

          (a) Classification: Class 4 consists of the Holders of R.J. Tower Bondholder Claims against the Debtors.

          (b) Treatment: On or as soon as practicable after the Effective Date each Holder of an Allowed Class 4 Claim shall receive, in full and final satisfaction of its Allowed Class 4 Claim, its Pro Rata share of the R.J. Tower Bondholder Primary Recovery and the R.J. Tower Bondholder Secondary Recovery.

          (c) Voting: Class 4 is Impaired, and Holders of Class 4 Claims are entitled to vote to accept or reject the Plan.

          (d) Restriction on Recovery: The Post-Consummation Trust shall not make distributions to holders of Class 4 Claims until such time as all Post-Consummation Trust Senior Claims payable by the Post-Consummation Trust have been paid in full, or until an appropriate Disputed Claims Reserve has been established for the payment of all such Post-Consummation Trust Senior Claims.

     5. Class 5--R.J. Tower General Unsecured Claims

          (a) Classification: Class 5 consists of the Holders of General Unsecured Claims against R.J. Tower.

          (b) Treatment: On or as soon as practicable after the Effective Date each Holder of an Allowed Class 5 Claim shall receive, in full and final satisfaction of its Allowed Class 5 Claim, its Pro Rata share of the R.J. Tower General Unsecured Claim Primary Recovery and the R.J. Tower General Unsecured Claim Secondary Recovery.

          (c) Voting: Class 5 is Impaired, and Holders of Class 5 Claims are entitled to vote to accept or reject the Plan.

          (d) Restriction on Recovery: The Post-Consummation Trust shall not make distributions to holders of Class 5 Claims until such time as all Post-Consummation Trust Senior Claims payable by the Post-Consummation Trust have been paid in full, or until an appropriate Disputed Claims Reserve has been established for the payment of all such Post-Consummation Trust Senior Claims.

     6. Class 6--5.75% Convertible Senior Note Claims

          (a) Classification: Class 6 consists of the Holders of 5.75% Convertible Senior Note Claims against Tower, Inc.

          (b) Treatment: On the Effective Date the Class 6 5.75% Convertible Senior Notes will be cancelled automatically without any further order of the Bankruptcy Court or the Debtors or the Indenture Trustee for the 5.75% Convertible Senior Notes and, as soon as practicable after the Effective Date, each Holder of an Allowed Class 6 5.75% Convertible Senior Note Claim will receive a Pro Rata distribution of the Class 6 Recovery.

          (c) Voting: Class 6 is Impaired, and Holders of Class 6 Claims are entitled to vote to accept or reject the Plan.

          (d) Restriction on Recovery: The Post-Consummation Trust shall not make distributions to holders of Class 6 Claims until such time as all Post-Consummation Trust Senior Claims payable by the Post-Consummation Trust have been paid in full, or until an appropriate Disputed Claims Reserve has been established for the payment of all such Post-Consummation Trust Senior Claims.

     7. Class 7--Other General Unsecured Claims

          (a) Classification: Class 7 consists of the Holders of Class 7 General Unsecured Claims.

          (b) Treatment: On the Effective Date the Class 7 General Unsecured Claims will be cancelled and, as soon as practicable after the Effective Date, each Holder of an Allowed Class 7 General Unsecured Claim will receive a Pro Rata distribution of the Class 7 Recovery.

          (c) Voting: Class 7 is Impaired, and Holders of Class 7 Claims are entitled to vote to accept or reject the Plan.

          (d) Restriction on Recovery: The Post-Consummation Trust shall not make distributions to holders of Class 7 Claims until such time as all Post-Consummation Trust Senior Claims payable by the Post-Consummation Trust have been paid in full, or until an appropriate Disputed Claims Reserve has been established for the payment of all such Post-Consummation Trust Senior Claims.

     8. Class 8--Trust Related Claims

          (a) Classification: Class 8 consists of the Holders of Trust Related Claims against Tower, Inc.

          (b) Treatment: On the Effective Date the 6.75% Trust Preferred Securities will be cancelled and Holders of Class 8 Trust Related Claims will receive no distribution on account of their Claims.

          (c) Voting: Class 8 is Impaired and is conclusively deemed to reject the Plan. Holders of Class 8 Trust Related Claims are not entitled to vote to accept or reject the Plan.

     9. Class 9--Equity Interests

          (a) Classification: Class 9 consists of all Equity Interests in the Debtors.

          (b) Treatment: On the Effective Date, all Class 9 Equity Interests shall be deemed cancelled, and shall be of no further force and effect, whether surrendered for cancellation or otherwise, and there shall be no distribution to the Holders of Class 9 Equity Interests.

          (c) Voting: Class 9 is Impaired, and Holders of Class 9 Equity Interests are conclusively deemed to reject the Plan. Holders of Class 9 Equity Interests are therefore not entitled to vote to accept or reject the Plan.

C.   Intercompany Claims

     All Intercompany Claims will be cancelled as of the Effective Date, and Holders thereof will not receive a distribution under the Plan in respect of such Claims.

     Pursuant to Bankruptcy Rule 9019, the Plan incorporates a proposed compromise and settlement of all issues relating to the validity, enforceability and priority of Intercompany Claims and the substantive consolidation of certain of the Estates. Pursuant to the Plan, and in consideration for the distribution and other benefits under the Plan, upon the Effective Date, all Intercompany Claims shall be extinguished except as otherwise provided in

Article III.C. All parties who have held, hold or may hold Claims or Equity Interests in any or all of the Debtors are permanently enjoined from asserting or continuing in any manner any action related to the enforcement of the Intercompany Claims.

     Notwithstanding any other provision of this section or the Plan, the Plan shall not affect and shall not be deemed to effect a waiver, cancellation, alteration or impairment of any subordination or related rights or obligations of any Person or Entity.

D.   Special Provision Governing Unimpaired Claims

     Except as otherwise provided in the Plan, nothing under the Plan shall affect the Debtors' rights in respect of any Unimpaired Claims, including, but not limited to, all rights in respect of legal and equitable defenses to or setoffs or recoupments against any such Unimpaired Claims.

E.   Special Provisions Regarding Subordinated Securities Claims

     All Subordinated Securities Claims will be cancelled as of the Effective Date, and Holders thereof will not receive a distribution under the Plan in respect of such Claims.

F. Special Provisions Regarding the Treatment of Allowed Secondary Liability Claims

     The classification and treatment of Allowed Claims under the Plan take into consideration all Allowed Secondary Liability Claims. On the Effective Date, Allowed Secondary Liability Claims will be treated as follows:

     1. The Allowed Secondary Liability Claims arising from or related to any Debtor's joint or several liability for the obligations under any (a) Allowed Claim that is being reinstated under the Plan or (b) Executory Contract or Unexpired Lease that is being assumed or deemed assumed by another Debtor or under any Executory Contract or Unexpired Lease that is being assumed by and assigned to another Debtor or any other Entity will be reinstated.

     2. Except as provided in Article III.F, Holders of Allowed Secondary Liability Claims will be entitled to only one distribution in respect of such underlying Allowed Claim from the Substantively Consolidated Debtors and only one distribution in respect of such underlying Allowed Claim from the International Holding Company Debtors. No multiple recovery on account of any Allowed Secondary Liability Claim will be provided or permitted.

                                   ARTICLE IV.

                       ACCEPTANCE OR REJECTION OF THE PLAN

A.   Voting Classes

     Each Holder of an Allowed Claim in each of the Voting Classes shall be entitled to vote to accept or reject the Plan.

B.   Acceptance by Voting Classes

     The Voting Classes shall have accepted the Plan if: (a) the Holders (other than any Holder designated under section 1126(e) of the Bankruptcy Code) of at least two-thirds in amount of the Allowed Claims actually voting in that Class have voted to accept the Plan; and (b) the Holders (other than any Holder designated under section 1126(e) of the Bankruptcy Code) of more than one-half in number of the Allowed Claims actually voting in that Class have voted to accept the Plan.

C.   Presumed Acceptance of Plan

     Classes 1, 2 and 3 are Unimpaired under the Plan, and are therefore presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.

D.   Presumed Rejection of Plan

     Classes 8 and 9 are Impaired and shall receive no distribution and are therefore presumed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.

E.   Non-Consensual Confirmation

     The Debtors reserve the right to seek Confirmation of the Plan under section 1129(b) of the Bankruptcy Code, to the extent applicable, in view of the deemed rejection by Classes 8 and 9. To the extent that any of the Voting Classes vote to reject the Plan, the Debtors further reserve the right to seek
(a) Confirmation of the Plan under section 1129(b) of the Bankruptcy Code; and/or (b) modify the Plan in accordance with Article XV.D hereof.

                                   ARTICLE V.

                      MEANS FOR IMPLEMENTATION OF THE PLAN

A.   Sale of Assets

     On the Effective Date the Debtors shall consummate the Sale Transaction and, among other things, the Acquired Assets including the Assumed Contracts, shall be transferred to the Purchaser free and clear of all Claims, Encumbrances (as defined in the Purchase Agreement) and Interests pursuant to the terms of the Purchase Agreement, Sale Order and Confirmation Order.

B.   Post-Consummation Trust

     1. Establishment of the Post-Consummation Trust

     On the Effective Date, the Debtors, on their own behalf and on behalf of the Beneficiaries, will execute the Post-Consummation Trust Agreement and will take all other steps necessary to establish the Post-Consummation Trust pursuant to the Post-Consummation Trust Agreement as further described in Article VIII herein. On the Effective Date, and in accordance with and pursuant to the terms of the Plan, the Debtors will transfer to the Post-Consummation Trust all of their rights, title and interests in all of the Remaining Assets. In connection with the transfer of the Remaining Assets, any attorney client privilege, work product privilege, or other privilege or immunity attaching to any documents or communications (whether written or oral) transferred to the Post-Consummation Trust will vest in the Post-Consummation Trust and its representatives, and the Debtors and the Post-Consummation Trust are authorized to take all necessary actions to effectuate the transfer of such privileges.

     2. Funding Expenses of the Post Consummation Trust

     As more fully described in the Post-Consummation Trust Agreement, Cash in the Post-Consummation Trust Priority Account will be applied in accordance with the terms of the Post-Consummation Trust Budget, first, to the fees, costs, expenses (each of the foregoing in amounts not to exceed amounts approved pursuant to the Post-Consummation Trust Budget) and liabilities of the Post-Consummation Trust Plan Administrator, second, to satisfy any other administrative and Wind-Down Expenses of the Post-Consummation Trust (each of the foregoing in amounts not to exceed amounts approved pursuant to the Post-Consummation Trust Budget) and, third, to the distributions provided for pursuant to the Plan.

     3. Appointment of the Post-Consummation Trust Plan Administrator

     On the Effective Date and in compliance with the provisions of the Plan, the Post-Consummation Trust Plan Administrator will be appointed in accordance with the Post-Consummation Trust Agreement and the Post-Consummation Trust will be administered by the Post-Consummation Trust Plan Administrator in accordance with the Post-Consummation Trust Agreement.

C.   Unsecured Creditors Trust

     1. Establishment of the Unsecured Creditors Trust

     On the Effective Date, the Committee, on its own behalf and on behalf of the Beneficiaries of the Unsecured Creditors Trust, will execute the Unsecured Creditors Trust Agreement and will take all other steps necessary to establish the Unsecured Creditors Trust pursuant to the Unsecured Creditors Trust Agreement. On the Effective Date, and in accordance with and pursuant to the terms of the Plan and the Purchase Agreement, the Purchaser will transfer to the Unsecured Creditors Trust the Cash portion of the Unsecured Creditors Trust Assets and the Residual Chapter 5 Claims will be deemed to be transferred to the Unsecured Creditors Trust free and clear of all Claims and Interests pursuant to the terms of the Confirmation Order.

D.   Restructuring Transactions

     1. Restructuring Transactions Generally

     On or after the Confirmation Date, the applicable Debtors and/or Post-Consummation Trust Plan Administrator, or the Purchaser, consistent with
Section 5.11 of the Purchase Agreement, may enter into Restructuring Transactions without further order of the Bankruptcy Court.

E.   Substantive Consolidation

     The Plan is predicated on the substantive consolidation of the Substantively Consolidated Debtors, on the one hand, as well as the substantive consolidation of the International Holding Company Debtors, on the other hand, each for voting and distribution purposes only, all as set forth more fully in
Article XI.

F.   Cancellation of Notes and Equity Interests

     On the Effective Date, except to the extent otherwise provided herein, all notes, stock, instruments, certificates, and other documents evidencing the 5.75% Convertible Senior Note Claims, the 6.75% Trust Convertible Subordinated Debenture Claims, the 9.25% Senior Euro Note Claims, the 12% Senior Note Claims, and Equity Interests shall be cancelled, and the obligations of the Debtors thereunder or in any way related thereto shall be discharged. On the Effective Date, except to the extent otherwise provided herein, any indenture relating to any of the foregoing, including but not limited to the 5.75% Convertible Senior
Note Indenture, the 6.75% Trust Convertible Subordinated Debenture, the 9.25% Senior Euro Note Indenture and the 12% Senior Note Indenture shall be deemed to be canceled, as permitted by section 1123(a)(5)(F) of the Bankruptcy Code, and the obligations of the Debtors thereunder shall be discharged. The 5.75% Convertible Senior Note Indenture, the 9.25% Senior Euro Note Indenture and the 12% Senior Note Indenture shall continue in effect solely for the purposes of:
(i) allowing Holders of the 5.75% Convertible Senior Note Claims, the 9.25% Senior Euro Note Claims and the 12% Senior Note Claims to receive distributions under the Plan; and (ii) allowing and preserving the rights of the Indenture Trustees under the 5.75% Convertible Senior Note Indenture, the 9.25% Senior Euro Note Indenture and the 12% Senior Note Indenture to (x) make distributions in satisfaction of Allowed 5.75% Convertible Senior Note Claims, the 9.25% Senior Euro Note Claims and the 12% Senior Note Claims, (y) exercise their respective charging liens against any such distributions, and (z) seek compensation and reimbursement for any fees and expenses incurred in making such distributions.

G.   Creation of Retained Professional Escrow Account

     On the Effective Date, the Post-Consummation Trust shall establish the Retained Professional Escrow Account and reserve the amounts necessary to ensure the payment of all Accrued Professional Compensation.

H.   Retention by Debtors and Post-Consummation Trust of Other Actions

     Subject to Article XIII.F, all Other Actions, along with any associated recoveries, proceeds and settlements, shall remain the property of the Debtors' estates and shall be devised to the Post-Consummation Trust, provided, however, no Acquired Assets or Residual Chapter 5 Claims shall be devised to the Post-Consummation Trust.

I.   Corporate Action

     Upon the entry of the Confirmation Order by the Bankruptcy Court, all matters provided for under the Plan and the Purchase Agreement involving the corporate structure of the Debtors will be deemed authorized and approved without any requirement of further action by the Debtors, the Debtors' shareholders or the Debtors' boards of directors. On and after the Effective Date, the Post-Consummation Trust is authorized and directed to issue, execute and deliver the agreements, documents, and distributions contemplated by the Plan and the Purchase Agreement in the name of and on behalf of the Debtors.

J.   D&O Tail Coverage Policies

     To the extent provided under the Purchase Agreement, on the Effective Date the Debtors or the Post-Consummation Trust Plan Administrator will obtain sufficient tail coverage, in an amount consistent with the level of coverage existing prior to the Effective Date, for a period of six years under a directors' and officers' insurance policy for the current and former officers and directors of the Debtors utilizing the Post-Consummation Trust Priority Account.

K.   ERISA Settlement Agreement

     The Post-Consummation Trust Plan Administrator, after the Effective Date, shall pay $2 million out of the Post-Consummation Indemnity Account pursuant to that the terms of the ERISA Settlement Agreement, it being understood that any refund paid to the Debtors under the ERISA Settlement Agreement up to $2 million shall be returned to the Post-Consummation Indemnity Account.

L.   Sources of Cash for Plan Distribution

     All Cash necessary for the Debtors, or the Trusts, as the case may be, to make payments pursuant hereto shall be obtained from the Sale Proceeds and the proceeds of the Post-Consummation Trust Assets and the Unsecured Creditors Trust Assets, as the case may be.

M.   Release of Liens

     Except as otherwise provided in the Plan or in any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to Article III, all Interests, mortgages, deeds of trust, liens or other security interests against the property of any Estate will be fully released and discharged.

     Except as otherwise provided in the Purchase Agreement, on the Effective Date all Acquired Assets shall be transferred to the Purchaser free and clear of all Claims, Encumbrances or Interests pursuant to sections 105, 363, 365, 1123 and 1141(c) of the Bankruptcy Code.

     On the Effective Date the Unsecured Creditors Trust Assets shall be transferred to the Unsecured Creditors Trust free and clear of all Claims, Encumbrances or Interests.

N. Effectuating Documents; Further Transactions; Exemption from Certain Transfer Taxes

     The chief executive officer or chief financial officer of each Debtor will be authorized to execute, deliver, file or record such contracts, instruments, releases and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and implement the provisions of the Plan and the Purchase Agreement. The secretary and any assistant secretary of each Debtor will be authorized to certify or attest to any of the foregoing actions. Pursuant to section 1146 of the Bankruptcy Code, the following will not be subject to any stamp tax, real estate transfer tax or similar tax: (1) the Sale Transaction; (2) the creation of any mortgage, deed of trust, lien or other security interest; (3) the making or assignment of any lease or sublease; (4) any Restructuring Transaction; or (6) the making or delivery of any deed or other instrument of transfer under, in furtherance of or in connection with the Plan, including (a) any merger agreements; (b) agreements of consolidation, restructuring, disposition, liquidation or dissolution; (c) deeds; (d) bills of sale or (e) assignments executed in connection with any Restructuring Transaction pursuant to the Plan.

O.   Modification of Retiree Benefits

     The Plan is predicated on obtaining the relief requested in the Second 1114 Motion, to the extent the Second 1114 Motion is filed, or the approval of the Retiree Benefit Settlements (as defined in the Purchase Agreement).

                                  ARTICLE VI.

              TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.   Assumption and Rejection of Executory Contracts and Unexpired Leases

     1. Assumption and Assignment of Assumed Contracts

     The Debtors will assume and assign the Assumed Contracts to the Purchaser pursuant to the terms of the Purchase Agreement. The designation of a contract or lease as an Assumed Contract shall not be deemed an admission that such contract or lease constitutes an Executory Contract or Unexpired Lease.

     2. Assumption and Assignment of Retained Contracts

     The Debtors will assume and assign the Retained Contracts, if any, to the Post-Consummation Trust. The designation of a contract or lease as a Retained Contract shall not be deemed an admission that such contract or lease constitutes an Executory Contract or Unexpired Lease.

     3. Approval of Assumptions and Assignments

     The Confirmation Order and the Sale Order shall constitute orders of the Bankruptcy Court approving the assumptions and assignments described in this
Article VI.A, pursuant to sections 365 and 1123 of the Bankruptcy Code, as of the Effective Date. An order of the Bankruptcy Court entered on or prior to the Confirmation Date will specify the procedures for providing notice to each party whose Executory Contract or Unexpired Lease is being assumed or assumed and assigned pursuant to the Plan of: (a) the contract or lease being assumed or assumed and assigned; (b) the cure amount, if any, that the applicable Debtor believes it would be obligated to pay in connection with such assumption; and
(c) the procedures for such party to object to the assumption or assumption and assignment of the applicable contract or lease or the amount of the proposed cure claim.

B.   Executory Contracts and Unexpired Leases to Be Rejected

     On the Effective Date, except for an Executory Contract or Unexpired Lease that was previously assumed, assumed and assigned or rejected by an order of the Bankruptcy Court or that is assumed pursuant to Article VI.A, each Executory Contract and Unexpired Lease entered into by a Debtor prior to the Petition Date that has not previously expired or terminated pursuant to its own terms will be rejected pursuant to section 365 of the

Bankruptcy Code. The Confirmation Order will constitute an order of the Bankruptcy Court approving such rejections pursuant to section 365 of the Bankruptcy Code as of the Effective Date. C. Claims Based on Rejection of Executory Contracts or Unexpired Leases

     ALL PROOFS OF CLAIM ARISING FROM THE REJECTION (IF ANY) OF EXECUTORY CONTRACTS OR UNEXPIRED LEASES MUST BE FILED WITH THE VOTING AGENT WITHIN THIRTY
(30) DAYS AFTER THE EARLIER OF: (A) THE DATE OF ENTRY OF AN ORDER OF THE BANKRUPTCY COURT APPROVING ANY SUCH REJECTION; AND (B) THE EFFECTIVE DATE. ANY CLAIMS ARISING FROM THE REJECTION OF AN EXECUTORY CONTRACT OR UNEXPIRED LEASE FOR WHICH PROOFS OF CLAIM WERE NOT TIMELY FILED WITHIN THAT TIME PERIOD WILL BE FOREVER BARRED FROM ASSERTION AGAINST THE DEBTORS OR THEIR ESTATES AND PROPERTY, OR THE TRUSTS, UNLESS OTHERWISE ORDERED BY THE BANKRUPTCY COURT OR AS OTHERWISE PROVIDED HEREIN. ALL SUCH CLAIMS SHALL, AS OF THE EFFECTIVE DATE, BE SUBJECT TO THE PERMANENT INJUNCTION SET FORTH IN ARTICLE XIII.G.

D. Cure of Defaults for Executory Contracts and Unexpired Leases Assumed Pursuant to the Plan

     Any monetary amounts by which any Executory Contract and Unexpired Lease to be assumed pursuant to the Plan (including pursuant to Article VI.A) or otherwise is in default shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the default amount in Cash on the Effective Date or on such other terms as the parties to each such Executory Contract or Unexpired Lease may otherwise agree, with all such amounts to be payable by the Debtors out of the Post-Consummation Trust Priority Account. If the Post-Consummation Trust Priority Account is not sufficient to provide for payment in full of all cure amounts, the Post-Consummation Trust Plan Administrator shall utilize the other assets (or proceeds thereof) of the Post-Consummation Trust (other than assets held in segregated accounts), to the extent necessary, to pay such cure amounts in full. In the event of a dispute regarding: (a) the amount of any cure payments; (b) the ability of the Purchaser or any assignee to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed; or (c) any other matter pertaining to assumption; the cure payments required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order resolving the dispute and approving the assumption of any Executory Contracts or Unexpired Leases.

E.   Assumption of D&O Insurance Policies

     As of the Effective Date, the Post-Consummation Trust shall be deemed to have assumed all of the Debtors' directors' and officers' liability insurance policies pursuant to section 365(a) of the Bankruptcy Code. Entry of the Confirmation Order will constitute the Bankruptcy Court's approval of the foregoing assumption of each of the directors' and officers' liability insurance policies. Notwithstanding anything to the contrary contained in the Plan, Confirmation of the Plan shall not discharge, impair or otherwise modify any indemnity obligations assumed by the foregoing assumption of the directors' and officers' liability insurance policies, and each such indemnity obligation will be deemed and treated as an Executory Contract that has been assigned to the Post-Consummation Trust as to which no proof of claim need be Filed.

                                  ARTICLE VII.

                       PROVISIONS GOVERNING DISTRIBUTIONS

A.   Distributions for Claims Allowed as of the Effective Date

     Except as otherwise provided herein or as may be ordered by the Bankruptcy Court, all distributions with respect to all Allowed Claims that are not Assumed Liabilities shall be made by the Trusts, as set forth in the Plan. As described in Articles VIII and IX below, the Trusts shall make distributions on the Effective Date or as soon as reasonably practicable thereafter to their respective Beneficiaries, and shall make further distributions to Holders of Claims that subsequently are determined to be Allowed Claims, pursuant to the Plan.

B.   Delivery and Distributions and Undeliverable or Unclaimed Distributions

     1. Delivery of Distributions in General

     Except as otherwise provided herein, distributions to Holders of Allowed Claims as of the Distribution Record Date shall be made at the address of the Holder of such Claim as indicated on the records of the Debtors or the Trusts, as the case may be, as of the date such distribution is made. Except as otherwise provided herein, the Trusts shall make distributions to Holders of Allowed Claims at the address for each such Holder indicated on the Debtors' records on the date of any such distribution; provided, however, that the manner of such distributions shall be determined at the discretion of the Debtors or Trusts, as the case may be; and provided further that the address for each Holder of an Allowed Claim shall be deemed to be the address set forth in any proof of Claim filed by that Allowed Claim Holder.

     All distributions to Holders of 5.75% Convertible Senior Note Claims, the 9.25% Senior Euro Note Claims, and the 12% Senior Note Claims shall be governed by the 5.75% Convertible Senior Note Indenture, the 9.25% Senior Euro Note Indenture and the 12% Senior Note Indenture, respectively. Notwithstanding any provisions in the Plan to contrary, the 5.75% Convertible Senior Note Indenture, the 9.25% Senior Euro Note Indenture and the 12% Senior Note Indenture will continue in effect to the extent necessary to (i) allow the respective Indenture Trustees to receive and make distributions pursuant to the Plan on account of the Allowed Claims of Holders of 5.75% Convertible Senior Note Claims, the 9.25% Senior Euro Note Claims, and the 12% Senior Note Claims, (ii) exercise their respective charging liens against any such distributions, and (iii) seek compensation and reimbursement for any fees and expenses incurred in making such distributions.

     2. Distributions by Distribution Agent(s)

     The Debtors and the Trusts, as applicable, shall have the authority, in their sole discretion, to enter into agreements with one or more Distribution Agents, to facilitate the solicitation of votes on the Plan and distributions required under the Plan. As a condition to serving as a Distribution Agent, a Distribution Agent must (i) affirm its obligation to facilitate the prompt distribution of any documents or solicitation materials, (ii) affirm its obligation to facilitate the prompt distribution of any recoveries or distributions required under the Plan, and (iii) waive any right or ability to setoff, deduct from, or assert any lien or encumbrance against the distributions required under the Plan that are to be distributed by such Distribution Agent. In consideration for waiving its rights to setoff, deduct from or assert any lien or encumbrance against such distributions, the Debtors or the Trusts, as applicable, shall pay all reasonable fees and expenses of such Distribution Agent. The Distribution Agent shall submit detailed invoices to the Debtors or the Trusts, as applicable, for all fees and expenses for which the Distribution Agent seeks reimbursement without the need for further Bankruptcy Court approval. The Debtors or the Trusts, as applicable, upon review of such invoices, shall pay those amounts that the Debtors or the Trusts, as applicable, in their sole discretion, deem reasonable, and shall object in writing to those fees and expenses, if any, that the Debtors or the Trusts, as applicable, deem to be unreasonable. In the event that the Debtors or the Trusts, as applicable, object to all or any portion of a Distribution Agent's invoice, the Debtors or the Trusts, as applicable, and such Distribution Agent will endeavor, in good faith, to reach mutual agreement on the amount of such disputed fees and/or expenses. In the event that the Debtors or the Trusts, as applicable, and a Distribution Agent are unable to resolve any differences regarding disputed fees or expenses, either party shall be authorized to move to have such dispute heard by the Bankruptcy Court.

     3. Undeliverable Distributions

          (a)  Holding of Certain Undeliverable Distributions.

     If any distribution to a Holder of an Allowed Claim is returned to the Trusts as undeliverable, no further distributions shall be made to such Holder unless and until the Trusts are notified in writing of such Holder's then current address. Undeliverable distributions shall remain in the possession of the Trusts, subject to Article VII.B.3(b), until such time as any such distributions become deliverable. Undeliverable Cash shall not be entitled to any interest, dividends or other accruals of any kind. As soon as reasonably practicable, the Trusts shall make all distributions that become deliverable.

          (b)  Failure to Claim Undeliverable Distributions.

     In an effort to ensure that all Holders of Allowed Claims receive their allocated distributions, ninety (90) days after the Effective Date, the Post-Consummation Trust, in consultation with the Unsecured Creditors Trust, will file with the Bankruptcy Court a listing of the Holders of undeliverable distributions. This list will be maintained for as long as the Chapter 11 Cases stay open. Any Holder of an Allowed Claim, irrespective of when a Claim became an Allowed Claim, that does not assert a Claim pursuant hereto for an undeliverable distribution (regardless of when not deliverable) within the later of (i) one year after the Effective Date, and (ii) sixty days after the date such Claim becomes an Allowed Claim shall have its Claim for such undeliverable distribution discharged and shall be forever barred from asserting any such Claim against the Trusts or its respective property. In such cases any Cash held for distribution on account of such Claims shall be property of the Trusts, free of any restrictions thereon. Nothing contained herein shall require the Trusts to attempt to locate any Holder of an Allowed Claim.

     4. Compliance with Tax Requirements/Allocations

     In connection with the Plan, to the extent applicable, the Trusts shall comply with all tax withholding and reporting requirements imposed on them by any governmental unit, and all distributions pursuant hereto shall be subject to such withholding and reporting requirements. For tax purposes, distributions received by Holders in full or partial satisfaction of Allowed Claims will be allocated first to the principal amount of Allowed Claims, with any excess allocated unpaid interest that accrued on such Claims.

C.   Timing and Calculation of Amounts to be Distributed

     On the Effective Date or as soon as practicable thereafter (or if a Claim is not an Allowed Claim on the Effective Date, on the date that such a Claim becomes an Allowed Claim or as soon as practicable thereafter), each Holder of an Allowed Claim against the Debtors shall receive the full amount of the distributions that the Plan provides for Allowed Claims in the applicable Class. If and to the extent that there are Disputed Claims, distributions on account of any such Disputed Claims shall be made pursuant to the provisions set forth in
Article X. Except as otherwise provided herein, or as required under applicable law, Holders of Claims shall not be entitled to interest on the distributions provided for herein, regardless of whether such distributions are delivered on or at any time after the Effective Date.

D.   Minimum Distribution

     Any other provision of the Plan notwithstanding, the Trusts will not be required to make distributions or payments of less than $50 (whether cash or otherwise), and will likewise not be required to make distributions or payments of fractions of dollars. Whenever any payment of a fraction of a dollar under the Plan would otherwise be called for, the actual payment will reflect a rounding of such fraction to the nearest whole dollar (up or down), with half dollars or less being rounded down.

     If, at any time, only de minimis assets remain in the Post-Consummation Trust after Post-Consummation Trust Senior Claims have been paid in full, the Post-Consummation Trust Plan Administrator may, in its sole discretion, distribute such assets to a charity, as set forth in the Post-Consummation Trust Agreement. If, at any time, only de minimis assets remain in the Unsecured Creditors Trust, the Unsecured Creditors Trust Plan Administrator may, in its sole discretion, distribute such assets to a charity, as set forth in the Unsecured Creditors Trust Agreement.

E.   Setoffs

     The Debtors and the Trusts may, pursuant to section 553 of the Bankruptcy Code or applicable non bankruptcy law, set off against any Allowed Claim and the distributions to be made pursuant hereto on account of such Allowed Claim (before any distribution is made on account of such Allowed Claim), the claims, equity interests, rights and Causes of Action of any nature that the Debtors or the Trusts may hold against the Holder of any such Allowed Claim; provided that neither the failure to effect such a setoff nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors or the Trusts of any such claims, equity interests, rights and Causes of Action that the Debtors or the Trusts may possess against any such Holder, except as specifically provided herein.

F.   Surrender of Cancelled Instruments or Securities

     As a condition precedent to receiving any distribution on account of its Allowed Claim, each record Holder of a 5.75% Convertible Senior Note Claim, 9.25% Senior Euro Note Claim, or 12% Senior Note Claim shall be deemed to have surrendered the certificates or other documentation underlying each such Claim, and all such surrendered certificates and other documentations shall be deemed to be canceled, except to the extent otherwise provided herein. The Indenture Trustees may (but shall not be required to) request registered Holders to surrender their notes for cancellation.

                                  ARTICLE VIII.

   THE POST-CONSUMMATION TRUST; THE POST-CONSUMMATION TRUST PLAN ADMINISTRATOR

A.   Generally

     The powers, authority, responsibilities and duties of the Post Consummation Trust and the Post-Consummation Trust Plan Administrator are set forth in and will be governed by the Post Consummation Trust Agreement. The Debtors, in consultation with the Committee, will designate the initial Post-Consummation Trust Plan Administrator.

B.   Purpose of the Post Consummation Trust

     The Post-Consummation Trust will be established for the primary purpose of liquidating its assets with no objective to continue or engage in the conduct of a trade or business, except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the Post-Consummation Trust. Upon the transfer of the Post-Consummation Trust Assets, the Debtors will have no reversionary or further interest in or with respect to the Post-Consummation Trust Assets or the Post-Consummation Trust. For all federal income tax purposes, the Beneficiaries of the Post-Consummation Trust will be treated as grantors and owners thereof and it is intended that the Post-Consummation Trust be classified as a liquidating trust under Section 301.7701 4 of the Treasury Regulations and that such trust is owned by the Beneficiaries. Accordingly, for federal income tax purposes, it is intended that the Beneficiaries be treated as if they had received a distribution of an undivided interest in the Post-Consummation Trust Assets and then contributed such interests to the Post-Consummation Trust. Accordingly, the Post-Consummation Trust will, in an expeditious but orderly manner, liquidate and convert to Cash the Post-Consummation Trust Assets, make timely distributions to the Beneficiaries pursuant to the Plan and not unduly prolong its duration. The Post-Consummation Trust will not be deemed a successor in interest of the Debtors for any purpose other than as specifically set forth herein or in the Post-Consummation Trust Agreement. The Post-Consummation Trust is intended to qualify as a "grantor trust" for federal income tax purposes with the Beneficiaries treated as grantors and owners of the trust.

C.   Transfer of Assets to the Post-Consummation Trust

     The Debtors and the Post-Consummation Trust Plan Administrator will establish the Post-Consummation Trust on behalf of the Beneficiaries pursuant to the Post-Consummation Trust Agreement, with the Beneficiaries to be treated as the grantors and deemed owners of the Post-Consummation Trust Assets. The Debtors will, as set forth below, transfer, assign and deliver to the Post-Consummation Trust, on behalf of the Beneficiaries, all of their rights, titles and interests in the Post-Consummation Trust Assets, including any claims, rights and Causes of Action that the Debtors may hold against any Entity, but not including any Acquired Assets or Unsecured Creditors Trust Assets, in accordance with the provisions herein, notwithstanding any prohibition of assignability under non-bankruptcy law. The Post-Consummation Trust will agree to accept and hold the Post-Consummation Trust Assets in the Post-Consummation Trust for the benefit of the Beneficiaries, subject to the terms of the Plan and the Post-Consummation Trust Agreement.

     On the Effective Date, the Debtors will transfer the Post-Consummation Trust Assets to the Post-Consummation Trust for the benefit of the Beneficiaries. Notwithstanding any prohibition of assignability under applicable non bankruptcy law, all the Remaining Assets will vest in the Post-Consummation Trust in accordance with section 1141 of the Bankruptcy Code. Upon the transfer of the Post-Consummation Trust Assets to the Post-Consummation Trust, the Debtors will have no interest in or with respect to such Post-Consummation Trust Assets or the Post-Consummation Trust.

D.   Distribution; Withholding

     The Post-Consummation Trust will make distributions to the Beneficiaries of the Post-Consummation Trust as provided in the Plan, and pursuant to the Post-Consummation Trust Agreement. The Post-Consummation Trust may withhold from amounts distributable to any Person any and all amounts, determined in the Post-Consummation Trust Plan Administrator's sole discretion, to be required by the Plan, any law, regulation, rule, ruling, directive or other governmental requirement.

E.   Insurance

     The Post-Consummation Trust will maintain customary insurance coverage for the protection of Persons serving as administrators and overseers of the Post-Consummation Trust on and after the Effective Date.

F.   Post-Consummation Trust Implementation

     On the Effective Date, the Post-Consummation Trust will be established and become effective for the benefit of the Holders of Allowed Claims entitled to distributions from the Post-Consummation Trust under the Plan. The Post-Consummation Trust Agreement will contain provisions customary to trust agreements utilized in comparable circumstances, including, but not limited to, any and all provisions necessary to ensure the continued treatment of the Post-Consummation Trust as a grantor trust and the Beneficiaries as the grantors and owners thereof for federal income tax purposes. All parties (including the Debtors, the Post-Consummation Trust Plan Administrator and the Beneficiaries) will execute any documents or other instruments as necessary to cause title to the Remaining Assets to be transferred to the Post-Consummation Trust.

G.   Disputed Claims Reserve

     The Post-Consummation Trust Plan Administrator will maintain, in accordance with the Post-Consummation Trust Plan Administrator's powers and responsibilities under the Plan and the Post-Consummation Trust Agreement, a Disputed Claims Reserve. The Post-Consummation Trust Plan Administrator will, in its sole discretion, distribute such amounts (net of any expenses, including any taxes relating thereto), as provided herein and in the Post-Consummation Trust Agreement, as such Disputed Claims are resolved by Final Order, and such amounts will be distributable in respect of such Disputed Claims as such amounts would have been distributable had the Disputed Claims been Allowed Claims as of the Effective Date. The Post-Consummation Trust will pay taxes on the taxable net income or gain allocable to Holders of Disputed Claims on behalf of such Holders and, when such Disputed Claims are ultimately resolved, Holders whose Disputed Claims are determined to be Allowed Claims will receive distributions from the Post-Consummation Trust net of the taxes that the Post-Consummation Trust previously paid on their behalf.

H.   Termination of the Post-Consummation Trust

     The Post-Consummation Trust will terminate as soon as practicable, but in no event later than the fifth anniversary of the Effective Date; provided that, on or later than the date six months prior to such termination, the Bankruptcy Court, upon motion by a party in interest, may extend the term of the Post-Consummation Trust for a finite period if such an extension is necessary to liquidate the Post-Consummation Trust Assets or to complete any distribution required under the Plan. Notwithstanding the foregoing, multiple extensions may be obtained so long as (1) Bankruptcy Court approval is obtained no more than six months prior to the expiration of each extended term and (2) the Post-Consummation Trust Plan Administrator receives an opinion of counsel or a favorable ruling from the Internal Revenue Service that any further extension would not adversely affect the status of the Post-

Consummation Trust as a grantor trust for federal income tax purposes. If only de minimis assets remain after Post-Consummation Trust Senior Claims have been paid in full, the Post-Consummation Trust Plan Administrator, in its sole discretion, may distribute such assets to a charity.

I.   Termination of the Post-Consummation Trust Plan Administrator

     The duties, responsibilities and powers of the Post-Consummation Trust Plan Administrator will terminate in accordance with the terms of the Post-Consummation Trust Agreement.

J.   EXCULPATION; INDEMNIFICATION

     THE POST-CONSUMMATION TRUST PLAN ADMINISTRATOR, THE POST-CONSUMMATION TRUST, THE PROFESSIONALS OF THE POST-CONSUMMATION TRUST AND THEIR
REPRESENTATIVES WILL BE EXCULPATED AND INDEMNIFIED PURSUANT TO THE TERMS OF THE POST-CONSUMMATION TRUST AGREEMENT.

K.   Cooperation with Unsecured Creditors Trust

     The Post-Consummation Trust and the Post-Consummation Trust Plan Administrator shall reasonably cooperate with the Unsecured Creditors Trust and the Unsecured Creditors Trust Plan Administrator to facilitate the administration of the Trusts, including, but not limited to the sharing of information related to Claims and any Disputed Claims Reserve.

                                  ARTICLE IX.

      THE UNSECURED CREDITORS TRUST; THE UNSECURED TRUST PLAN ADMINISTRATOR

A.   Generally

     The powers, authority, responsibilities and duties of the Unsecured Creditors Trust and the Unsecured Creditors Trust Plan Administrator are set forth in and will be governed by the Unsecured Creditors Trust Agreement. The Committee will designate the initial Unsecured Creditors Trust Plan Administrator.

B.   Purpose of the Unsecured Creditors Trust

     The Unsecured Creditors Trust will be established for the primary purpose of liquidating its assets with no objective to continue or engage in the conduct of a trade or business, except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the Unsecured Creditors Trust. Upon the transfer by the Debtors and the Purchaser, respectively, of the Unsecured Creditors Trust Assets, the Debtors and Purchaser will have no reversionary or further interest in or with respect to the Unsecured Creditors Trust Assets or the Unsecured Creditors Trust. For all federal income tax purposes, the Beneficiaries of the Unsecured Creditors Trust will be treated as grantors and owners thereof and it is intended that the Unsecured Creditors Trust be classified as a liquidating trust under Section 301.7701 4 of the Treasury Regulations and that such trust is owned by the Beneficiaries of the Unsecured Creditors Trust. Accordingly, for federal income tax purposes, it is intended that the Beneficiaries of the Unsecured Creditors Trust be treated as if they had received a distribution of an undivided interest in the Unsecured Creditors Trust Assets and then contributed such interests to the Unsecured Creditors Trust. Accordingly, the Unsecured Creditors Trust will, in an expeditious but orderly manner, liquidate and convert to Cash the Unsecured Creditors Trust Assets, make timely distributions to the Beneficiaries of the Unsecured Creditors Trust pursuant to the Plan and the Unsecured Creditors Trust Agreement and not unduly prolong its duration. The Unsecured Creditors Trust will not be deemed a successor in interest of the Debtors for any purpose other than as specifically set forth herein or in the Unsecured Creditors Trust Agreement. The Unsecured Creditors Trust is intended to qualify as a "grantor trust" for federal income tax purposes with the Beneficiaries of the Unsecured Creditors Trust treated as grantors and owners of the trust.

C.   Transfer of Assets to the Unsecured Creditors Trust

     The Unsecured Creditors Trust Plan Administrator will establish the Unsecured Creditors Trust on behalf of its Beneficiaries pursuant to the Unsecured Creditors Trust Agreement, with the Beneficiaries of the Unsecured Creditors Trust to be treated as the grantors and deemed owners of the Unsecured Creditors Trust Assets. On the Effective Date, the Purchaser will transfer the $10 million Unsecureds Claim Payment and the $2 million Unsecureds Funds Payment, each as defined in the Purchase Agreement, to the Unsecured Creditors Trust for the benefit of the Beneficiaries of the Unsecured Creditors Trust. The Debtors will, as set forth below, transfer, assign and deliver to the Unsecured Creditors Trust, on behalf of the Beneficiaries of the Unsecured Creditors Trust, the Residual Chapter 5 Claims as set forth in the Purchase Agreement, in accordance with the provisions herein, notwithstanding any prohibition of assignability under non-bankruptcy law. The Unsecured Creditors Trust will agree to accept and hold the Unsecured Creditors Trust Assets in the Unsecured Creditors Trust for the benefit of the Beneficiaries of the Unsecured Creditors Trust, subject to the terms of the Plan and the Unsecured Creditors Trust Agreement.

D.   Distribution; Withholding

     The Unsecured Creditors Trust will make distributions to the Beneficiaries of the Unsecured Creditors Trust pursuant to the Unsecured Creditors Trust Agreement. The Unsecured Creditors Trust may withhold from amounts distributable to any Person any and all amounts, determined in the Unsecured Creditors Trust Plan Administrator's sole discretion, to be required by the Unsecured Creditors Trust Agreement, any law, regulation, rule, ruling, directive or other governmental requirement.

E.   Insurance

     The Unsecured Creditors Trust will maintain customary insurance coverage, if appropriate and available, for the protection of Persons serving as administrators and overseers of the Unsecured Creditors Trust on and after the Effective Date.

F.   Unsecured Creditors Trust Implementation

     On the Effective Date, the Unsecured Creditors Trust will be established and become effective for the benefit of the Beneficiaries of the Unsecured Creditors Trust entitled to distributions from the Unsecured Creditors Trust under the Unsecured Creditors Trust Agreement. The Unsecured Creditors Trust Agreement will contain provisions customary to trust agreements utilized in comparable circumstances, including, but not limited to, any and all provisions necessary to ensure the continued treatment of the Unsecured Creditors Trust as a grantor trust and the Beneficiaries of the Unsecured Creditors Trust as the grantors and owners thereof for federal income tax purposes.

G.   Disputed Claims Reserve

     The Unsecured Creditors Trust Plan Administrator will maintain, in accordance with the Unsecured Creditors Trust Plan Administrator's powers and responsibilities under the Plan and the Unsecured Creditors Trust Agreement, a Disputed Claims Reserve. The Unsecured Creditors Trust Plan Administrator will, in its sole discretion, distribute such amounts (net of any expenses, including any taxes relating thereto), as provided herein and in the Unsecured Creditors Trust Agreement, as such Disputed Claims are resolved by Final Order, and such amounts will be distributable in respect of such Disputed Claims as such amounts would have been distributable had the Disputed Claims been Allowed Claims as of the Effective Date. The Unsecured Creditors Trust will pay taxes on the taxable net income or gain allocable to Holders of Disputed Claims on behalf of such Holders and, when such Disputed Claims are ultimately resolved, Holders whose Disputed Claims are determined to be Allowed Claims will receive distributions from the Unsecured Creditors Trust net of the taxes that the Unsecured Creditors Trust previously paid on their behalf.


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

H.   Termination of the Unsecured Creditors Trust

     The Unsecured Creditors Trust will terminate as soon as practicable, but in no event later than the fifth anniversary of the Effective Date; provided that, on or later than the date six months prior to such termination, the Bankruptcy Court, upon motion by a party in interest, may extend the term of the Unsecured Creditors Trust for a finite period if such an extension is necessary to liquidate the Unsecured Creditors Trust Assets or to complete any distribution required under the Unsecured Creditors Trust Agreement. Notwithstanding the foregoing, multiple extensions may be obtained so long as (1) Bankruptcy Court approval is obtained no more than six months prior to the expiration of each extended term and (2) the Unsecured Creditors Trust Plan Administrator receives an opinion of counsel or a favorable ruling from the Internal Revenue Service that any further extension would not adversely affect the status of the Unsecured Creditors Trust as a grantor trust for federal income tax purposes.

I.   Termination of the Unsecured Creditors Trust Plan Administrator

     The duties, responsibilities and powers of the Unsecured Creditors Trust Plan Administrator will terminate in accordance with the terms of the Unsecured Creditors Trust Agreement.

J.   EXCULPATION; INDEMNIFICATION

     THE UNSECURED CREDITORS TRUST PLAN ADMINISTRATOR, THE UNSECURED CREDITORS TRUST, THE PROFESSIONALS OF THE UNSECURED CREDITORS TRUST AND THEIR REPRESENTATIVES WILL BE EXCULPATED AND INDEMNIFIED PURSUANT TO THE TERMS OF THE UNSECURED CREDITORS TRUST AGREEMENT.

K.   Cooperation with Post-Consummation Trust

     The Unsecured Creditors Trust and the Unsecured Creditors Trust Plan Administrator shall reasonably cooperate with the Post-Consummation Trust and the Post-Consummation Trust Plan Administrator to facilitate the administration of the Trusts, including, but not limited to the sharing of information related to Claims and any Disputed Claims Reserve.

                                   ARTICLE X.

                  PROCEDURES FOR RESOLVING DISPUTED, CONTINGENT
                   AND UNLIQUIDATED CLAIMS OR EQUITY INTERESTS

A.   Resolution of Disputed Claims

     1. Prosecution of Claims Objections

     Except as set forth in the Purchase Agreement, the Debtors, prior to the Effective Date, and thereafter the Trusts with respect to Claims filed by Beneficiaries of the respective Trusts, shall have the exclusive authority to file objections on or before the Claims Objection Bar Date, settle, compromise, withdraw or litigate to judgment objections to any and all Claims, regardless of whether classified or otherwise. From and after the Effective Date, the Trusts may settle or compromise any Disputed Claim without approval of the Bankruptcy Court; provided, however, in the event the Purchaser objects to any Claim in accordance with the terms of the Purchase Agreement, the Post-Consummation Trust may not settle or compromise the Disputed Claim without (a) the written consent of the Purchaser or (b) order of the Bankruptcy Court. An objection is deemed to have been timely Filed as to all Tort Claims, thus making each such Claim a Disputed Claim as of the Claims Objection Bar Date. Each such Tort Claim will remain a Disputed Claim until it becomes an Allowed Claim.

     2. Claims Estimation

     Before the Effective Date, the Debtors, and after the Effective Date, the Trusts with respect to Claims filed by Beneficiaries of the respective Trusts, may, at any time, request that the Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether the

Debtors or the Trusts have previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount will constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, the Debtors or the relevant Trust may elect to pursue any supplemental proceedings to object to any ultimate payment on such Claim. All of the aforementioned Claims and objection, estimation and resolution procedures are cumulative and not necessarily exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court.

     3. Payments and Distributions on Disputed Claims, In General

     Notwithstanding any provision herein to the contrary, except as otherwise agreed by the Plan Administrators in their respective sole discretion, no partial payments and no partial distributions will be made with respect to a Disputed Claim until the resolution of any such disputes by settlement or Final Order. On the date or, if such date is not a Business Day, on the next successive Business Day that is 20 calendar days after the end of the calendar quarter in which a Disputed Claim becomes an Allowed Claim, the Holder of such Allowed Claim will receive all payments and distributions to which that Holder is then entitled under the Plan. Notwithstanding the foregoing, any Holder of both an Allowed Claim and a Disputed Claim in the same Class of Claims will not receive payment or distribution in satisfaction of any such Allowed Claim, except as otherwise agreed by the Plan Administrators in their respective sole discretion or ordered by the Bankruptcy Court, until all such Disputed Claims are resolved by settlement or Final Order. In the event that there are Claims that require adjudication or other resolution, the Debtors and Post-Consummation Trust reserve the right to, or shall upon an order of the Bankruptcy Court, establish appropriate reserves for potential payment of any such Claims.

B.   Claims Allowance

     Except as expressly provided herein or in any order entered in the Chapter 11 Cases prior to the Effective Date (including the Confirmation Order), no Claim shall be deemed Allowed unless and until such Claim is deemed Allowed under the Plan or the Bankruptcy Code or the Bankruptcy Court has entered a Final Order (including the Confirmation Order) in the Chapter 11 Cases allowing such Claim. Except as expressly provided in the Plan or any order entered in the Chapter 11 Cases prior to the Effective Date (including the Confirmation Order), the Trusts will have and shall retain after the Effective Date any and all rights and defenses that the Debtors had with respect to any Claim as of the Petition Date. All Claims of any Person or Entity subject to section 502(d) of the Bankruptcy Code shall be deemed disallowed as of the Effective Date unless and until such Person or Entity pays in full the amount that it owes such Debtor.

C.   Controversy Concerning Impairment

     If a controversy arises as to whether any Claims or any Class of Claims are Impaired under the Plan, the Bankruptcy Court shall, after notice and a hearing, determine any such controversy before the Confirmation Date.

                                  ARTICLE XI.

                            SUBSTANTIVE CONSOLIDATION

A.   Consolidation of the Chapter 11 Cases

     The Plan contemplates and will effect the substantive consolidation of the Substantively Consolidated Debtors into a single Entity solely for the purposes of voting and distributions under the Plan and the substantive consolidation of the International Holding Company Debtors into a single Entity solely for the purposes of voting and distributions under the Plan. Accordingly, on the Effective Date: (1) no distributions will be made under the Plan on account of the Intercompany Claims, other than Allowed Intercompany Claims as set forth in the Plan Supplement; (2) the guarantees of certain Debtors of obligations of other Debtors, including those obligations arising under the Second Lien Facility, the 9.25% Senior Note Indenture and the 12% Senior Note Indenture, will be deemed eliminated so that any Claim against any Debtor and any guarantee thereof executed by any other Debtor and any joint and several liability of any Debtor with another Debtor will be deemed to be one obligation of the Substantively Consolidated Debtors and/or the International Holding Company Debtors, as appropriate; (3) each and every Claim against a Substantively Consolidated Debtor will be deemed asserted against the consolidated Estates of all of the Substantively Consolidated Debtors, will be deemed one Claim against and obligation of the deemed consolidated Substantively Consolidated Debtors and their Estates and will be treated in the same Class regardless of the Substantively Consolidated Debtor, and (4) each and every Claim against an International Holding Company Debtor will be deemed asserted against the consolidated Estates of all of the International Holding Company Debtors, will be deemed one Claim against and obligation of the deemed consolidated International Holding Company Debtors and their Estates and will be treated in the same Class regardless of the International Holding Company Debtor. Notwithstanding the substantive consolidation herein, substantive consolidation will not affect the obligation of each and every Debtor under 28 U.S.C. Section 1930(a)(6) until a particular case is closed, converted or dismissed.

B.   Substantive Consolidation Order

     The Plan will serve as a motion seeking entry of an order substantively consolidating the Debtors' Chapter 11 Cases as set forth herein. Unless an objection to substantive consolidation is made in writing by any Creditor affected by the Plan as herein provided on or before the Plan Objection Deadline, an order substantively consolidating the Debtors' Chapter 11 Cases, including as part of the Confirmation Order, may be entered by the Bankruptcy Court. In the event any such objections are timely filed, a hearing with respect thereto will be scheduled by the Bankruptcy Court, which hearing may, but need not, coincide with the Confirmation Hearing.

C.   Reservation of Rights

     The Debtors reserve the right at any time up to the conclusion of the Confirmation Hearing to withdraw their request for substantive consolidation, to seek Confirmation of the Plan as if there were no substantive consolidation, and to seek Confirmation of the Plan with respect to one or more Debtors even if Confirmation with respect to other Debtors is denied.

                                  ARTICLE XII.

                      CONDITIONS PRECEDENT TO CONFIRMATION
                          AND CONSUMMATION OF THE PLAN

A.   Conditions Precedent to Confirmation

     It shall be a condition to Confirmation hereof that all provisions, terms and conditions hereof are approved in the Confirmation Order. In addition, the following conditions shall have been satisfied or waived pursuant to the provisions of Article XII.C:

     1. The Plan, the Sale Order and the proposed Confirmation Order shall be in a form and substance reasonably acceptable to the Debtors and the Purchaser; provided that the Debtors or the Purchaser may seek an expedited hearing before the Bankruptcy Court to address any objection to any of the foregoing.

     2. The proposed Confirmation Order shall be in a form and substance reasonably acceptable to the Committee, any modification of the Plan shall be in a form and substance reasonably acceptable to the Committee, and any material modification to the Sale Order shall be reasonably acceptable to the Committee, provided that the Debtors or the Purchaser may seek an expedited hearing before the Bankruptcy Court to address any objection by the Committee to any of the foregoing.

     3. The Plan Supplement, which shall be reasonably acceptable to the Debtors, the Purchaser and the Committee, shall have been filed, provided that if any party objects to the Plan Supplement, the Debtors, the Purchaser or the Committee may seek an expedited hearing before the Bankruptcy Court to address such objection.

B.   Conditions Precedent to Consummation

     It shall be a condition to Consummation of the Plan that the following conditions shall have been satisfied or waived pursuant to the provisions of
Article XII.C:

     1. The Confirmation Order confirming the Plan, as the Plan may have been modified, shall have been entered and become a Final Order in a form and substance reasonably satisfactory to the Debtors, the Purchaser and the Committee, provided that if any party objects to the Confirmation Order, the Debtors, the Purchaser or the Committee may seek an expedited hearing before the Bankruptcy Court to address such objection. The Confirmation Order shall provide that:

          the Debtors, the Committee, the Purchaser and the Trusts are authorized and directed to take all actions necessary or appropriate to enter into, implement and consummate the contracts, instruments, releases, leases, indentures and other agreements or documents created in connection with or described in the Plan;

          the provisions of the Confirmation Order are nonseverable and mutually dependent; and

          the Sale Order is incorporated as part of the Confirmation Order.

     2. All documents and agreements necessary to implement the Plan shall have been, as applicable to each such document and agreement: (a) tendered for delivery; (b) all conditions precedent thereto shall have been satisfied; and
(c) shall have been effected or executed; which documents and agreements shall include, but not be limited to the Purchase Agreement, the Post-Consummation Trust Agreement and the Unsecured Creditors Trust Agreement.

     3. All actions, documents, certificates and agreements necessary to implement this Plan shall have been effected or executed and delivered to the required parties and, to the extent required, filed with the applicable governmental authorities in accordance with applicable laws.

     4. All conditions precedent to the obligations of the Purchaser in the Purchase Agreement shall have been satisfied or waived in accordance with the terms thereof.

     5. The Sale Order shall have been entered and become a Final Order.

     6. The amounts payable by Purchaser in accordance with the Purchase Agreement to the Trusts shall have been paid.

     7. The Closing Date (as defined in the Purchase Agreement) of the Sale Transaction shall have occurred.

C.   Waiver of Conditions

     The Debtors, in their discretion, and with the consent of (i) the Committee (which consent shall not be unreasonably withheld), and (ii) the Purchaser, may, at any time, waive any of the conditions to Confirmation of the Plan and to Consummation of the Plan set forth in this Article XII without notice, leave or order of the Bankruptcy Court or any formal action other than proceeding to confirm or consummate the Plan. The Purchaser, at any time, may waive any of the conditions to Confirmation of the Plan and to Consummation of the Plan set forth in this Article XII without notice, leave or order of the Bankruptcy Court or any formal action.

D.   Effect of Non Occurrence of Conditions to Consummation

     If the Consummation of the Plan does not occur, the Plan shall be null and void in all respects and nothing contained in the Plan or the Disclosure Statement shall: (a) constitute a waiver or release of any claims by or Claims against or Equity Interests in the Debtors; (b) prejudice in any manner the rights of the Debtors, any Holders or any other parties in interest; or (c) constitute an admission, acknowledgment, offer or undertaking by the Debtors, any Holders or any other parties in interest in any respect.

                                  ARTICLE XIII.

             SETTLEMENT, RELEASE, INJUNCTION AND RELATED PROVISIONS

A.   Compromise and Settlement

     Notwithstanding anything contained in the Plan to the contrary, the allowance, classification and treatment of all Allowed Claims and Allowed Equity Interests and their respective distributions and treatments hereunder take into account for and conform to the relative priority and rights of the Claims and Equity Interests in each Class in connection with any contractual, legal and equitable subordination rights relating thereto whether arising under general principles of equitable subordination, section 510(b) and (c) of the Bankruptcy Code, substantive consolidation or otherwise. As of the Effective Date, any and all such rights described in the preceding sentence are settled, compromised and released pursuant hereto, including for substantive consolidation purposes. The Confirmation Order shall constitute the Bankruptcy Court's finding and determination that the settlements reflected in the Plan, including all issues pertaining to claims for substantive consolidation (which are settled by the distributions in the Plan) are (1) in the best interests of the Debtors and their Estates, (2) fair, equitable and reasonable, (3) made in good faith and
(4) approved by the Bankruptcy Court pursuant to section 363 of the Bankruptcy Code and Bankruptcy Rule 9019. In addition, the allowance, classification and treatment of Allowed Claims take into account any causes of action, claims or counterclaims, whether under the Bankruptcy Code or otherwise under applicable law, that may exist: (1) between the Debtors and the Releasing Parties; and (2) as between the Releasing Parties (to the extent set forth in the Third Party Release). As of the Effective Date, any and all such causes of action, claims and counterclaims are settled, compromised and released pursuant hereto. The Confirmation Order will approve all such releases of contractual, legal and equitable subordination rights, causes of action, claims and counterclaims against each such Releasing Party that are satisfied, compromised and settled pursuant hereto. Nothing in Article XIII.A will compromise or settle in any way whatsoever, any Claims or Causes of Action that the Debtors or the Trusts may have against the Non-Released Parties.

B.   Releases by the Debtors

     NOTWITHSTANDING ANYTHING CONTAINED IN THE PLAN TO THE CONTRARY, ON THE EFFECTIVE DATE AND EFFECTIVE AS OF THE EFFECTIVE DATE AND IMMEDIATELY PRIOR TO THE TRANSFER OF THE RESPECTIVE TRUSTS' ASSETS TO SUCH TRUSTS (SUCH THAT THE TRUSTS WILL NOT RECEIVE ANY CLAIM RELEASED HEREUNDER), FOR THE GOOD AND VALUABLE CONSIDERATION PROVIDED BY EACH OF THE DEBTOR RELEASEES, INCLUDING, BUT NOT LIMITED TO: (A) THE DISCHARGE OF DEBT AND ALL OTHER GOOD AND VALUABLE CONSIDERATION PAID PURSUANT TO THE PLAN OR OTHERWISE; AND (B) THE SERVICES OF THE DEBTORS' PRESENT AND FORMER OFFICERS AND DIRECTORS IN FACILITATING THE IMPLEMENTATION OF THE RESTRUCTURING CONTEMPLATED BY THE PLAN, AND IN VIEW OF THE INDEMNIFICATION PURSUANT TO ARTICLE XIII.E OF THIS PLAN OF DEBTORS' FORMER OFFICERS AND DIRECTORS AS INDEMNIFIED PARTIES, EACH OF THE DEBTORS SHALL PROVIDE A FULL DISCHARGE AND RELEASE TO THE DEBTOR RELEASEES (AND EACH SUCH DEBTOR RELEASEE SO RELEASED SHALL BE DEEMED RELEASED AND DISCHARGED BY THE DEBTORS) AND EACH SUCH DEBTOR RELEASEE'S RESPECTIVE PROPERTIES FROM ANY AND ALL CLAIMS, CAUSES OF ACTION AND ANY OTHER DEBTS, OBLIGATIONS, RIGHTS, SUITS, DAMAGES, ACTIONS, CAUSES OF ACTION, REMEDIES, AND LIABILITIES WHATSOEVER, WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, EXISTING AS OF THE EFFECTIVE DATE OR THEREAFTER ARISING, IN LAW, AT EQUITY, WHETHER FOR TORT, FRAUD, CONTRACT, VIOLATIONS OF FEDERAL OR STATE SECURITIES LAWS, OR OTHERWISE, BASED IN WHOLE OR IN PART UPON ANY ACT OR OMISSION, TRANSACTION, OR OTHER OCCURRENCE OR CIRCUMSTANCES EXISTING OR TAKING PLACE PRIOR TO OR ON THE EFFECTIVE DATE ARISING FROM OR RELATED IN ANY WAY TO THE DEBTORS, INCLUDING, WITHOUT LIMITATION, THOSE THAT ANY OF THE DEBTORS OR THE TRUSTS WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT (WHETHER INDIVIDUALLY OR

COLLECTIVELY) OR THAT ANY HOLDER OF A CLAIM OR EQUITY INTEREST OR OTHER PERSON OR ENTITY WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT FOR OR ON BEHALF OF ANY OF THE DEBTORS OR ANY OF THEIR ESTATES AND FURTHER INCLUDING THOSE IN ANY WAY RELATED TO THE CHAPTER 11 CASES OR THE PLAN; PROVIDED, HOWEVER, THAT THE FOREGOING DEBTOR RELEASE SHALL NOT OPERATE TO WAIVE OR RELEASE FROM ANY CAUSES OF ACTION EXPRESSLY SET FORTH IN AND PRESERVED BY THE PLAN OR PLAN SUPPLEMENT.

     NOTWITHSTANDING ANYTHING CONTAINED IN THE PLAN TO THE CONTRARY, THE DEBTORS SHALL NOT HAVE RELEASED NOR BE DEEMED TO HAVE RELEASED BY OPERATION OF THIS
ARTICLE XIII.B OR OTHERWISE ANY CLAIMS, DEBTS, OBLIGATIONS, RIGHTS, SUITS, DAMAGES, ACTIONS, INTERESTS, REMEDIES, LIABILITIES OR CAUSES OF ACTION THAT THEY OR THE TRUSTS MAY HAVE NOW OR IN THE FUTURE AGAINST THE NON-RELEASED PARTIES.

     ENTRY OF THE CONFIRMATION ORDER SHALL CONSTITUTE THE BANKRUPTCY COURT'S APPROVAL, PURSUANT TO SECTION 363 OF THE BANKRUPTCY CODE AND BANKRUPTCY RULE 9019, OF THE DEBTOR RELEASE, WHICH INCLUDES BY REFERENCE EACH OF THE RELATED PROVISIONS AND DEFINITIONS CONTAINED IN THE PLAN, AND FURTHER, SHALL CONSTITUTE THE BANKRUPTCY COURT'S FINDING THAT THE DEBTOR RELEASE IS: (A) IN EXCHANGE FOR GOOD AND VALUABLE CONSIDERATION PROVIDED BY THE DEBTOR RELEASEES, REPRESENTING GOOD FAITH SETTLEMENT AND COMPROMISE OF THE CLAIMS RELEASED BY THE DEBTOR RELEASE; (B) IN THE BEST INTERESTS OF THE DEBTORS AND ALL HOLDERS OF CLAIMS; (C) FAIR, EQUITABLE, AND REASONABLE; (D) APPROVED AFTER DUE NOTICE AND OPPORTUNITY FOR HEARING; AND (E) A BAR TO THE DEBTORS OR TRUSTS ASSERTING ANY CLAIM RELEASED BY THE DEBTOR RELEASE AGAINST ANY OF THE DEBTOR RELEASEES OR THEIR RESPECTIVE PROPERTY.

C.   Third Party Release

     NOTWITHSTANDING ANYTHING CONTAINED IN THE PLAN TO THE CONTRARY, ON THE EFFECTIVE DATE, EFFECTIVE AS OF THE EFFECTIVE DATE, THE RELEASING PARTIES SHALL PROVIDE A FULL DISCHARGE AND RELEASE (AND EACH PERSON OR ENTITY SO RELEASED SHALL BE DEEMED RELEASED BY THE RELEASING PARTIES) TO THE DEBTOR RELEASEES, AND THEIR RESPECTIVE PROPERTY FROM ANY AND ALL CLAIMS, CAUSES OF ACTION AND ANY OTHER DEBTS, OBLIGATIONS, RIGHTS, SUITS, DAMAGES, ACTIONS, REMEDIES, AND LIABILITIES WHATSOEVER, WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, EXISTING AS OF THE EFFECTIVE DATE OR THEREAFTER ARISING, IN LAW, AT EQUITY, WHETHER FOR TORT, FRAUD, CONTRACT, VIOLATIONS OF FEDERAL OR STATE SECURITIES LAWS, OR OTHERWISE, BASED IN WHOLE OR IN PART UPON ANY ACT OR OMISSION, TRANSACTION, OR OTHER OCCURRENCE OR CIRCUMSTANCES EXISTING OR TAKING PLACE PRIOR TO OR ON THE EFFECTIVE DATE ARISING FROM OR RELATED IN ANY WAY TO THE DEBTORS, INCLUDING THOSE IN ANY WAY RELATED TO THE CHAPTER 11 CASES OR THE PLAN; PROVIDED, HOWEVER, THAT THE FOREGOING THIRD PARTY RELEASE SHALL NOT OPERATE TO WAIVE OR RELEASE ANY OF THE DEBTOR RELEASEES FROM ANY CAUSES OF ACTION EXPRESSLY SET FORTH IN AND PRESERVED BY THE PLAN OR PLAN SUPPLEMENT, OR RELEASE THE PURCHASER FROM ITS OBLIGATIONS UNDER THE PURCHASE AGREEMENT, THE SALE ORDER AND THE PLAN.

     THE THIRD PARTY RELEASE SHALL HAVE NO EFFECT ON THE CLAIMS OF RELEASEES TREATED UNDER THE PLAN, TO THE EXTENT OF ALLOWANCE OF CLAIMS AND SATISFACTION OF CLAIMS PURSUANT TO THE PLAN.

     NOTWITHSTANDING ANYTHING CONTAINED IN THE PLAN TO THE CONTRARY, THE RELEASING PARTIES SHALL NOT HAVE RELEASED NOR DEEMED TO HAVE RELEASED BY OPERATION OF THIS ARTICLE XIII.C OR OTHERWISE ANY CLAIMS OR CAUSES OF ACTION

THAT THEY, THE DEBTORS OR THE TRUSTS MAY HAVE NOW OR IN THE FUTURE AGAINST THE NON-RELEASED PARTIES.

     ENTRY OF THE CONFIRMATION ORDER SHALL CONSTITUTE THE BANKRUPTCY COURT'S APPROVAL PURSUANT TO SECTION 363 OF THE BANKRUPTCY CODE AND BANKRUPTCY RULE 9019 OF THE THIRD PARTY RELEASE, WHICH INCLUDES BY REFERENCE EACH OF THE RELATED PROVISIONS AND DEFINITIONS CONTAINED IN THE PLAN, AND FURTHER, SHALL CONSTITUTE THE BANKRUPTCY COURT'S FINDING THAT THE THIRD PARTY RELEASE IS: (A) IN EXCHANGE FOR GOOD AND VALUABLE CONSIDERATION PROVIDED BY THE THIRD PARTY RELEASEES, REPRESENTING GOOD FAITH SETTLEMENT AND COMPROMISE OF THE CLAIMS RELEASED BY THE THIRD PARTY RELEASE; (B) IN THE BEST INTERESTS OF THE DEBTORS AND ALL HOLDERS OF CLAIMS; (C) FAIR, EQUITABLE, AND REASONABLE; (D) APPROVED AFTER DUE NOTICE AND OPPORTUNITY FOR HEARING; AND (E) A BAR TO ANY OF THE RELEASING PARTIES ASSERTING ANY CLAIM RELEASED BY THE THIRD PARTY RELEASE AGAINST ANY OF THE THIRD PARTY RELEASEES OR THEIR PROPERTY.

D.   Exculpation

     Notwithstanding anything contained in the Plan to the contrary, the Exculpated Parties shall neither have nor incur any liability to any Person or Entity for any prepetition or postpetition act taken or omitted to be taken in connection with or related to formulating, negotiating, preparing, disseminating, implementing, administering the Plan or otherwise, the Plan Supplement, the Disclosure Statement, the Post-Consummation Trust Agreement, the Unsecured Creditors Trust Agreement or any contract, instrument, release or other agreement or document created or entered into in connection with the Plan, or any other prepetition or postpetition act taken or omitted to be taken in connection with or in contemplation of the restructuring of the Debtors or confirming or consummating the Plan; provided, however, that the foregoing provisions of this Article XIII.D shall have no effect on the liability of any Person or Entity that results from any such act or omission that is determined in a Final Order to have constituted gross negligence or willful misconduct; provided further, that each Exculpated Party shall be entitled to rely upon the advice of counsel concerning its duties pursuant to, or in connection with, the above referenced documents; provided still further, that the foregoing Exculpation shall not apply to any acts or omissions expressly set forth in and preserved by the Plan or Plan Supplement.

     Notwithstanding anything contained in the Plan to the contrary, the Exculpated Parties shall not include the Non-Released Parties, and the Plan shall not exculpate nor be deemed to have exculpated any of the Non-Released Parties for any acts they have taken, whether in contemplation of the restructuring of the Debtors, in confirming or consummating the Plan, or otherwise.

E.   Indemnification

     Only to the extent of available funds in the Post-Consummation Indemnity Account, on and from the Effective Date, and effective as of the Effective Date, the Post-Consummation Trust shall indemnify and hold harmless, except as provided in the Plan Supplement, each of the Indemnified Parties for all costs, expenses, loss, damage or liability incurred by any such parties arising from or related in any way to any and all Claims, Causes of Action and any other debts, obligations, rights, suits, damages, actions, Causes of Action, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing as of the Effective Date or thereafter arising, in law, at equity, whether for tort, fraud, contract, violations of federal or state securities laws, or otherwise, based in whole or in part upon any act or omission, transaction, or other occurrence or circumstances existing or taking place prior to or on the Effective Date arising from or related in any way to the Debtors, including, without limitation, those arising from or related in any way to: (a) any acquisition by any such party of any indebtedness of the Debtors; (b) any action or omission of any such party with respect to any such indebtedness of the Debtors (including without limitation any action or omission of any such party with respect to the acquisition, holding, voting or disposition of any such investment); (c) any action or omission of any such party in such party's capacity as an officer, director, employee or agent of, or advisor to any Debtor; (d) any disclosure made or not made by any Person to any current or former Holder of any such indebtedness of the Debtors; (e) any consideration paid to any such party by any of the Debtors in respect of any investment by any such party in any indebtedness of the Debtors or in respect of any services provided by any such party to any Debtor; and (f) any action taken or not taken in connection with the Post-Consummation Trust Agreement, the Chapter 11 Cases, or the Plan. In the event that any such party becomes involved in any action, proceeding or investigation brought by or against any Person, as a result of matters to which the foregoing indemnity may relate, the Post-Consummation Trust will promptly reimburse any such party for its reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith as such expenses are incurred and after a request for indemnification is made in writing, with reasonable documentation in support thereof; provided, however, that, notwithstanding anything herein to the contrary, the Plan shall not indemnify nor be deemed to have indemnified any of the Non-Released Parties, whether for any matter to which this Article XIII.E pertains or otherwise, and provided further that the obligations of the Post-Consummation Trust with respect to this Article XII.E shall be limited to the funds in the Post-Consummation Indemnity Account.

F.   Preservation of Rights of Action

     1. Maintenance of Causes of Action

     Except as otherwise provided in the Plan or Confirmation Order, after the Effective Date the Post-Consummation Trust shall retain all rights to commence and pursue, as appropriate, any and all Other Actions, whether arising before or after the Petition Date, in any court or other tribunal including, without limitation, in an adversary proceeding filed in one or more of the Chapter 11 Cases and all actions set forth in the Plan Supplement.

     Except as otherwise provided in the Plan, Purchase Agreement or Confirmation Order, in accordance with section 1123(b)(3) of the Bankruptcy Code, any claims, rights, and Causes of Action, and which such claims, rights and Causes of Action are Excluded Assets and are not Residual Chapter 5 Claims, that the Debtors may hold against any Entity shall vest upon the Effective Date in the Post-Consummation Trust. The Post-Consummation Trust, through its authorized agents and representatives, shall retain and may exclusively enforce any and all Other Actions. After the Effective Date, the Post-Consummation Trust shall have the exclusive right, authority, and discretion to institute, prosecute, abandon, settle, or compromise any and all Other Actions, without the consent or approval of any third party and without any further order of the Bankruptcy Court.

     2. Preservation of All Causes of Action Not Expressly Sold, Settled or Released

     Unless a Claim or Cause of Action against a Holder or other Person or Entity is acquired by Purchaser (and is an Excluded Asset) pursuant to the Purchase Agreement, or is a Residual Chapter 5 Claim, or is expressly waived, relinquished, released, compromised or settled in the Plan or any Final Order (including the Sale Order and the Confirmation Order), subject to the terms of the Purchase Agreement, the Debtors expressly reserve such Claim or Cause of Action for later adjudication by the Debtors or the Post-Consummation Trust (including, without limitation, claims and Causes of Action not specifically identified or of which the Debtors may presently be unaware or which may arise or exist by reason of additional facts or circumstances unknown to the Debtors at this time or facts or circumstances which may change or be different from those the Debtors now believe to exist) and, therefore, no preclusion doctrine, including, without limitation, the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, waiver, estoppel (judicial, equitable or otherwise) or laches shall apply to such claims or Causes of Action upon or after the Confirmation or Consummation of the Plan based on the Disclosure Statement, the Plan or the Confirmation Order, except where such claims or Causes of Action have been released in the Plan (including, without limitation, and for the avoidance of doubt, the Debtor Release contained in
Article XIII.B) or any other Final Order (including the Confirmation Order). In addition, the Debtors and Post-Consummation Trust expressly reserve the right to pursue or adopt any claims alleged in any lawsuit in which the Debtors are a defendant or an interested party, against any Person or Entity, including, without limitation, the plaintiffs or co defendants in such lawsuits, unless such claims are acquired by Purchaser pursuant to the Purchase Agreement, or are a Residual Chapter 5 Claim.

G.   INJUNCTION

     1. FROM AND AFTER THE EFFECTIVE DATE, ALL PERSONS AND ENTITIES ARE PERMANENTLY ENJOINED FROM COMMENCING OR CONTINUING IN ANY MANNER AGAINST THE DEBTORS, THE PURCHASER, THE COMMITTEE, THE COMMITTEE MEMBERS, INDENTURE

TRUSTEES OR THE TRUSTS, THEIR SUCCESSORS AND ASSIGNS, AND EACH OF THEIR RESPECTIVE CURRENT AND FORMER MEMBERS, OFFICERS, DIRECTORS, MANAGED FUNDS, INVESTMENT ADVISORS, AGENTS, FINANCIAL ADVISORS, ATTORNEYS, EMPLOYEES, PARTNERS, AFFILIATES AND REPRESENTATIVES (EACH OF THE FOREGOING IN ITS INDIVIDUAL CAPACITY AS SUCH), AND THEIR ASSETS AND PROPERTIES, AS THE CASE MAY BE, ANY SUIT, ACTION OR OTHER PROCEEDING, ON ACCOUNT OF OR RESPECTING ANY CLAIM, DEMAND, LIABILITY, OBLIGATION, DEBT, RIGHT, CAUSE OF ACTION, INTEREST OR REMEDY RELEASED OR TO BE RELEASED PURSUANT TO THE PLAN OR THE CONFIRMATION ORDER.

     2. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED FOR IN THE PLAN, THE PURCHASE AGREEMENT OR IN OBLIGATIONS ISSUED PURSUANT TO THE PLAN, FROM AND AFTER THE EFFECTIVE DATE, ALL PERSONS AND ENTITIES SHALL BE PRECLUDED FROM ASSERTING AGAINST THE PURCHASER, THE DEBTORS, THE DEBTORS IN POSSESSION, THE DEBTORS' ESTATES, THE TRUSTS, THE COMMITTEE, THE COMMITTEE MEMBERS, INDENTURE TRUSTEES, ANY OF THEIR SUCCESSORS AND ASSIGNS, AND EACH OF THEIR RESPECTIVE CURRENT AND FORMER MEMBERS, OFFICERS, DIRECTORS, MANAGED FUNDS, INVESTMENT ADVISORS, AGENTS, FINANCIAL ADVISORS, ATTORNEYS, EMPLOYEES, PARTNERS, AFFILIATES AND REPRESENTATIVES (EACH OF THE FOREGOING IN ITS INDIVIDUAL CAPACITY AS SUCH), AND THEIR ASSETS AND PROPERTIES, ANY OTHER CLAIMS OR EQUITY INTERESTS BASED UPON ANY DOCUMENTS, INSTRUMENTS, OR ANY ACT OR OMISSION, TRANSACTION OR OTHER ACTIVITY OF ANY KIND OR NATURE THAT OCCURRED PRIOR TO THE EFFECTIVE DATE.

     3. THE RIGHTS AFFORDED IN THE PLAN AND THE TREATMENT OF ALL CLAIMS AND EQUITY INTERESTS IN THE PLAN SHALL BE IN EXCHANGE FOR AND IN COMPLETE SATISFACTION OF CLAIMS AND EQUITY INTERESTS OF ANY NATURE WHATSOEVER, INCLUDING ANY INTEREST ACCRUED ON CLAIMS FROM AND AFTER THE PETITION DATE, AGAINST THE DEBTORS OR ANY OF THEIR ASSETS OR PROPERTIES. ON THE EFFECTIVE DATE, ALL SUCH CLAIMS AGAINST, AND EQUITY INTERESTS IN, THE DEBTORS SHALL BE SATISFIED AND RELEASED IN FULL.

     4. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED FOR IN THE PLAN, THE PURCHASE AGREEMENT OR IN OBLIGATIONS ISSUED PURSUANT TO THE PLAN, ALL PARTIES AND ENTITIES ARE PERMANENTLY ENJOINED, ON AND AFTER THE EFFECTIVE DATE, ON ACCOUNT OF ANY CLAIM OR EQUITY INTEREST SATISFIED AND RELEASED HEREBY, FROM:

          (A) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING OF ANY KIND AGAINST ANY DEBTOR, THE PURCHASER, THE TRUSTS, THE COMMITTEE, THE COMMITTEE MEMBERS, THE INDENTURE TRUSTEES, AND EACH OF THEIR RESPECTIVE CURRENT AND FORMER MEMBERS, OFFICERS, DIRECTORS, MANAGED FUNDS, INVESTMENT ADVISORS, AGENTS, FINANCIAL ADVISORS, ATTORNEYS, EMPLOYEES, PARTNERS, AFFILIATES AND REPRESENTATIVES (EACH OF THE FOREGOING IN ITS INDIVIDUAL CAPACITY AS SUCH), OR ANY OF THEIR SUCCESSORS AND ASSIGNS, OR ANY OF THEIR ASSETS AND PROPERTIES;

          (B) ENFORCING, ATTACHING, COLLECTING OR RECOVERING BY ANY MANNER OR MEANS ANY JUDGMENT, AWARD, DECREE OR ORDER AGAINST ANY DEBTOR, THE PURCHASER, THE TRUSTS, THE COMMITTEE, THE COMMITTEE MEMBERS, INDENTURE TRUSTEES AND ANY OF THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, AND EACH OF THEIR RESPECTIVE CURRENT AND FORMER MEMBERS, OFFICERS, DIRECTORS, MANAGED FUNDS, INVESTMENT ADVISORS, AGENTS, FINANCIAL ADVISORS, ATTORNEYS, EMPLOYEES, PARTNERS, AFFILIATES AND REPRESENTATIVES (EACH OF THE FOREGOING IN ITS INDIVIDUAL CAPACITY AS SUCH), AND THEIR RESPECTIVE ASSETS AND PROPERTIES;

          (C) CREATING, PERFECTING, OR ENFORCING ANY ENCUMBRANCE OF ANY KIND AGAINST ANY DEBTOR, THE PURCHASER, THE TRUSTS, THE INDENTURE TRUSTEES, AND EACH OF THEIR RESPECTIVE CURRENT AND FORMER MEMBERS, OFFICERS, DIRECTORS, MANAGED FUNDS, INVESTMENT ADVISORS, AGENTS, FINANCIAL ADVISORS, ATTORNEYS, EMPLOYEES, PARTNERS, AFFILIATES AND REPRESENTATIVES (EACH OF THE FOREGOING IN ITS INDIVIDUAL CAPACITY AS SUCH), OR THE PROPERTY OR ESTATE OF ANY OF THE FOREGOING; OR

          (D) ASSERTING ANY RIGHT OF SETOFF, SUBROGATION OR RECOUPMENT OF ANY KIND AGAINST ANY OBLIGATION DUE FROM ANY DEBTOR, THE PURCHASER, THE TRUSTS OR AGAINST THE PROPERTY OR ESTATE OF ANY DEBTOR, THE PURCHASER OR THE TRUSTS, AND EACH OF THEIR RESPECTIVE CURRENT AND FORMER MEMBERS, OFFICERS, DIRECTORS, MANAGED FUNDS, INVESTMENT ADVISORS, AGENTS, FINANCIAL ADVISORS, ATTORNEYS, EMPLOYEES, PARTNERS, AFFILIATES AND REPRESENTATIVES (EACH OF THE FOREGOING IN ITS INDIVIDUAL CAPACITY AS SUCH), EXCEPT TO THE EXTENT A RIGHT TO SETOFF, RECOUPMENT OR SUBROGATION IS ASSERTED WITH RESPECT TO A TIMELY FILED PROOF OF CLAIM.

     5. BY ACCEPTING DISTRIBUTIONS PURSUANT TO THE PLAN, EACH HOLDER OF AN ALLOWED CLAIM RECEIVING DISTRIBUTIONS PURSUANT TO THE PLAN WILL BE DEEMED TO HAVE SPECIFICALLY CONSENTED TO THE INJUNCTIONS SET FORTH IN THIS ARTICLE XIII.G.

                                  ARTICLE XIV.

                            RETENTION OF JURISDICTION

     Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall, after the Effective Date, retain such jurisdiction over the Chapter 11 Cases and all Persons and Entities with respect to all matters related to the Chapter 11 Cases, the Debtors and the Plan as legally permissible, including, but not limited to, jurisdiction to:

     1. allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Equity Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the allowance or priority of Claims or Equity Interests;

     2. grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan, for periods ending on or before the Effective Date;

     3. resolve any matters related to the assumption, assignment or rejection of any Executory Contract or Unexpired Lease to which a Debtor is party or with respect to which a Debtor may be liable and to hear, determine and, if necessary, liquidate, any Claims arising therefrom, including those matters related to any amendment to the Plan after the Effective Date pursuant to
Article XV.D adding Executory Contracts or Unexpired Leases to the list of Executory Contracts and Unexpired Leases to be assumed;

     4. ensure that distributions to Holders of Allowed Claims are accomplished pursuant to the provisions of the Plan;

     5. decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters and grant or deny any applications involving a Debtor that may be pending on the Effective Date or instituted by the Post-Consummation Trust after the Effective Date, provided, however, that the Post-Consummation Trust shall reserve the right to commence actions in all appropriate jurisdictions;

     6. enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan, the Sale Transaction, the Post-Consummation Trust Agreement and all other contracts, instruments, releases, indentures and other agreements or documents adopted in connection with the Plan, Plan Supplement, Post-Consummation Trust Agreement or the Disclosure Statement;

     7. resolve any cases, controversies, suits or disputes that may arise in connection with the Consummation, interpretation or enforcement of the Sale Order, the Plan, or any Person's or Entity's obligations incurred in connection with the Plan;

     8. issue injunctions, enforce them, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Person or Entity with Consummation or enforcement of the Plan, except as otherwise provided in the Plan;

     9. enforce Article XIII.A, Article XIII.B, Article XIII.C, Article XIII.D, and Article XIII.E;

     10. enforce the injunction set forth in Article XIII.G;

     11. resolve any cases, controversies, suits or disputes with respect to the releases, injunction and other provisions contained in Article XIII, and enter such orders as may be necessary or appropriate to implement or enforce all such releases, injunctions and other provisions;

     12. enter and implement such orders as necessary or appropriate if the Confirmation Order is modified, stayed, reversed, revoked or vacated;

     13. resolve any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Sale Order, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document adopted in connection with the Plan or the Disclosure Statement; and

     14. enter an order and/or Final Decree concluding the Chapter 11 Cases.

                                   ARTICLE XV.

                            MISCELLANEOUS PROVISIONS

A.   Effectuating Documents, Further Transactions and Corporate Action

     The Debtors, the Purchaser, the Committee and the Trusts are authorized to execute, deliver, file or record such contracts, instruments, releases and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement and further evidence the terms and conditions hereof pursuant hereto.

     Prior to, on or after the Effective Date (as appropriate), all matters provided for hereunder that would otherwise require approval of the shareholders or directors of the Debtors shall be deemed to have been so approved and shall be in effect prior to, on or after the Effective Date (as appropriate) pursuant to the applicable state law without any requirement of further action by the shareholders, directors, managers or partners of the Debtors.

B.   Dissolution of Committee

     Effective no later than thirty (30) days after the Effective Date if no appeal of the Confirmation Order is then pending, and so long as the Trusts have been established, the Committee shall dissolve with respect to the Debtors and its respective members shall be released and discharged from all further authority, duties, responsibilities and obligations relating to the Chapter 11 Cases; provided, however, that the Committee and their respective Retained Professionals shall be retained with respect to (i) applications filed pursuant to sections 330 and 331 of the Bankruptcy Code, (ii) motions seeking the enforcement of the provisions of the Plan and the transactions contemplated hereunder or the Confirmation Order and (iii) pending appeals.

C.   Payment of Statutory Fees

     All fees payable pursuant to section 1930 of title 28 of the United States Code after the Effective Date, as determined by the Bankruptcy Court at a hearing pursuant to section 1128 of the Bankruptcy Code, shall be paid prior to the closing of the Chapter 11 Cases on the earlier of when due or the Effective Date, or as soon thereafter as practicable.

D.   Modification of Plan

     Effective as of the date hereof, and subject to the limitations contained in the Plan: (a) the Debtors reserve the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify the Plan prior to the entry of the Confirmation Order; and (b) after the entry of the Confirmation Order, the Debtors or the Post-Consummation Trust, as the case may be, may, upon order of the Bankruptcy Court, amend or modify the Plan, in accordance with section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan. Any such modification shall be made subject to the reasonable consent of the Purchaser and the Committee, provided that if any party objects to such modification, the Debtors, the Purchaser or the Committee may seek an expedited hearing before the Bankruptcy Court to address such objection.

E.   Revocation of Plan

     The Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date and to file subsequent plans of reorganization. If the Debtors revoke or withdraw the Plan, or if Confirmation or Consummation does not occur, then: (a) the Plan shall be null and void in all respects; (b) any settlement or compromise embodied in the Plan, assumption or rejection of Executory Contracts or leases effected by the Plan, and any document or agreement executed pursuant hereto shall be deemed null and void; and (c) nothing contained in the Plan shall: (i) constitute a waiver or release of any claims by or against, or any Equity Interests in, such Debtor or any other Person; (ii) prejudice in any manner the rights of the Debtors or any other Person; or (iii) constitute an admission of any sort by the Debtors or any other Person.

F.   Successors and Assigns

     The rights, benefits and obligations of any Person or Entity named or referred to herein shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such Person or Entity.

G.   Reservation of Rights

     Except as expressly set forth herein, the Plan shall have no force or effect unless and until the Bankruptcy Court enters the Confirmation Order. Neither the filing of the Plan, any statement or provision contained herein, nor the taking of any action by a Debtor or any Person with respect to the Plan shall be or shall be deemed to be an admission or waiver of any rights of: (a) any Debtor with respect to the Holders of Claims or Equity Interests or other parties in interest; or (b) any Holder of a Claim or other party in interest prior to the Effective Date.

H.   Section 1146 Exemption

     Pursuant to section 1146 of the Bankruptcy Code, any transfers of property pursuant to the Plan, including, but not limited to the Sale Transaction, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment in the United States, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forgo the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

I.   Further Assurances

     The Debtors, Trusts, all Holders of Claims receiving distributions hereunder and all other parties in interest shall, from time to time, prepare, execute and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan or the Confirmation Order.

J.   Severability

     If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court will have the power to alter and interpret such term of provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision then will be applicable as altered or interpreted; provided, however, that any such alteration or interpretation must be in form and substance reasonably acceptable to the Debtors, the Purchaser and the Committee, provided that the Debtors, the Purchaser or the Committee may seek an expedited hearing before the Bankruptcy Court to address any objection to any of the foregoing. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect. The Confirmation Order will constitute a judicial determination and will provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

K.   Service of Documents

     Any pleading, notice or other document required by the Plan to be served on or delivered to the Debtors shall be sent by first class U.S. mail, postage prepaid to:

          Tower Automotive Inc.
          27275 Haggerty Road
          Novi, Michigan 48377
          Attn: Legal Department

          WITH COPIES TO:

          Kirkland & Ellis LLP
          200 E. Randolph Drive
          Chicago, Illinois 60601
          Attn: Anup Sathy P.C. and Ross Kwasteniet

          Akin Gump Strauss Hauer & Feld LLP
          590 Madison Avenue
          New York, New York 10022
          Attn: Ira S. Dizengoff and Mary Reidy Masella

          Lowenstein Sandler P.C.
          65 Livingston Avenue
          Roseland, New Jersey 07068-1791
          Attn: Robert Minion and Paul Kizel

L.   Filing of Additional Documents

     On or before the Effective Date, the Debtors may file with the Bankruptcy Court all agreements and other documents that may be necessary or appropriate to effectuate and further evidence the terms and conditions hereof.

Dated  May 1, 2007

                                         Respectfully submitted,

                                         TOWER AUTOMOTIVE, INC.


                                         By: /s/ Kathleen Ligocki
                                             -----------------------------------
                                         Its: President and Chief Executive
                                              Officer


                                         ALGOODS, USA, INC.


                                         By: /s/ Kathleen Ligocki
                                             -----------------------------------
                                         Its: President



                                         R.J. TOWER CORPORATION

                                         By: /s/ Kathleen Ligocki
                                             -----------------------------------
                                         Its: President


                                         TOWER AUTOMOTIVE BARDSTOWN, INC.


                                         By: /s/ Kathleen Ligocki
                                             -----------------------------------
                                         Its: President


                                         TOWER AUTOMOTIVE BOWLING GREEN, LLC


                                         By: /s/ Kathleen Ligocki
                                             -----------------------------------
                                         Its: President


                                         TOWER AUTOMOTIVE CHICAGO, LLC


                                         By: /s/ Kathleen Ligocki
                                             -----------------------------------
                                         Its: President


                                         TOWER AUTOMOTIVE FINANCE, INC.


                                         By: /s/ Kathleen Ligocki
                                             -----------------------------------
                                         Its: President


                                         TOWER AUTOMOTIVE GRANITE CITY, LLC


                                         By: /s/ Kathleen Ligocki
                                             -----------------------------------
                                         Its: President


                                         TOWER AUTOMOTIVE GRANITE CITY SERVICES,
                                         LLC


                                         By: /s/ Kathleen Ligocki
                                             -----------------------------------
                                         Its: President

                                         TOWER AUTOMOTIVE INTERNATIONAL, INC.


                                         By: /s/ Kathleen Ligocki
                                             -----------------------------------
                                         Its: President


                                         TOWER AUTOMOTIVE INTERNATIONAL
                                         HOLDINGS, INC.


                                         By: /s/ Kathleen Ligocki
                                             -----------------------------------
                                         Its: President


                                         TOWER AUTOMOTIVE INTERNATIONAL YOROZU
                                         HOLDINGS, INC.


                                         By: /s/ Kathleen Ligocki
                                             -----------------------------------
                                         Its: President


                                         TOWER AUTOMOTIVE LANSING, LLC


                                         By: /s/ Kathleen Ligocki
                                             -----------------------------------
                                         Its: President


                                         TOWER AUTOMOTIVE MADISON, LLC


                                         By: /s/ Kathleen Ligocki
                                             -----------------------------------
                                         Its: President


                                         TOWER AUTOMOTIVE MICHIGAN, LLC


                                         By: /s/ Kathleen Ligocki
                                             -----------------------------------
                                         Its: President


                                         TOWER AUTOMOTIVE MILWAUKEE, LLC


                                         By: /s/ Kathleen Ligocki
                                             -----------------------------------
                                         Its: President


                                         TOWER AUTOMOTIVE PLYMOUTH, INC.


                                         By: /s/ Kathleen Ligocki
                                             -----------------------------------
                                         Its: President


                                         TOWER AUTOMOTIVE PRODUCTS COMPANY, INC.


                                         By: /s/ Kathleen Ligocki
                                             -----------------------------------
                                         Its: President

                                         TOWER AUTOMOTIVE RECEIVABLES COMPANY,
                                         INC.


                                         By: /s/ Kathleen Ligocki
                                             -----------------------------------
                                         Its: President


                                         TOWER AUTOMOTIVE SERVICES AND
                                         TECHNOLOGY, LLC


                                         By: /s/ Kathleen Ligocki
                                             -----------------------------------
                                         Its: President


                                         TOWER AUTOMOTIVE TECHNOLOGY, INC.


                                         By: /s/ Kathleen Ligocki
                                             -----------------------------------
                                         Its: President


                                         TOWER AUTOMOTIVE TECHNOLOGY PRODUCTS,
                                         INC.


                                         By: /s/ Kathleen Ligocki
                                             -----------------------------------
                                         Its: President


                                         TOWER AUTOMOTIVE TOOL, LLC


                                         By: /s/ Kathleen Ligocki
                                             -----------------------------------
                                         Its: President


                                         TOWER SERVICES, INC.


                                         By: /s/ Kathleen Ligocki
                                             -----------------------------------
                                         Its: President


                                         TRYLON CORPORATION


                                         By: /s/ Kathleen Ligocki
                                             -----------------------------------
                                         Its: President


                                         TOWER AUTOMOTIVE, s.r.o.,


                                         By: /s/ Gerrit Kotterman
                                             -----------------------------------
                                         Its: Managing Director